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Exhibit 10.1

$1,025,000,000

CREDIT AGREEMENT

dated as of April 29, 2008,

among

ACTIVISION BLIZZARD, INC.,
as Borrower,

and

VIVENDI S.A.,
as Lender

Gibson, Dunn & Crutcher LLP
2029 Century Park East
Los Angeles, California 90067-3026

i

ii

ARTICLE VII EVENTS OF DEFAULT
SECTION 7.01	Events of Default	47
SECTION 7.02	Application of Proceeds	49
ARTICLE VIII MISCELLANEOUS
SECTION 8.01	Notices	49
SECTION 8.02	Waivers; Amendment	50
SECTION 8.03	Expenses; Indemnity; Damage Waiver	50
SECTION 8.04	Successors and Assigns	51
SECTION 8.05	Survival of Agreement	53
SECTION 8.06	Counterparts; Integration; Effectiveness	53
SECTION 8.07	Severability	54
SECTION 8.08	Right of Setoff	54
SECTION 8.09	Governing Law; Jurisdiction; Consent to Service of Process	54
SECTION 8.10	Waiver of Jury Trial	55
SECTION 8.11	Headings	55
SECTION 8.12	USA Patriot Act Notice	55
SECTION 8.13	Interest Rate Limitation	55
SECTION 8.14	Obligations Absolute	55
SCHEDULES
Schedule 1.01	Cash Management Policy
Schedule 2.14	Lender's Bank and Account Information
Schedule 3.06	Intellectual Property
Schedule 3.08	Litigation
Schedule 6.01(a)	Existing Indebtedness
Schedule 6.02(c)	Existing Liens
Schedule 6.03(b)	Existing Investments
EXHIBITS
Exhibit B-1	Form of Borrowing Request
Exhibit C-1	Form of Compliance Certificate
Exhibit I-1	Form of Interest Election Request
Exhibit N-1	Form of Tranche A Loan Note
Exhibit N-2	Form of Tranche B Loan Note
Exhibit N-3	Form of Revolving Loan Note

iii

CREDIT AGREEMENT

        CREDIT AGREEMENT dated as of April 29, 2008 (the "Agreement") between ACTIVISION, INC., a Delaware corporation (to be re-named Activision Blizzard, Inc. after consummation of the Transactions (as herein defined))(the "Borrower"), and VIVENDI S.A., a societé anonyme organized under the laws of France (the "Lender").

WITNESSETH:

        WHEREAS, the Borrower and the Lender have entered into the Business Combination Agreement dated as of December 1, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the "Business Combination Agreement") among the Parent (as defined herein), VGAC LLC, a Delaware limited liability company, Vivendi Games, Inc., a Delaware corporation, the Borrower (known as Activision Inc. when such agreement was executed), and Sego Merger Corporation, a Delaware corporation.

        WHEREAS, in order to facilitate the consummation of the transactions contemplated by the Business Combination Agreement, the Borrower has requested that the Lender enter into this Agreement prior to the consummation of the Share Purchase and the Merger (each as defined in the Business Combination Agreement) and extend credit in the form of (a) Term Loans, in an aggregate principal amount not in excess of $550.0 million, and (b) Revolving Loans at any time and from time to time prior to the Revolving Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $475.0 million, none of which will be drawn on the Closing Date.

        WHEREAS, the proceeds of the Loans are to be used in accordance with Section 3.12.

        NOW, THEREFORE, the Lender is willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

        SECTION 1.01Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

        "ABR", when used in reference to any Loan or Borrowing, is used when such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Base Rate.

        "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

        "ABR Loan" shall mean any ABR Term Loan or ABR Revolving Loan.

        "ABR Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Base Rate in accordance with the provisions of Article II.

        "ABR Term Loan" shall mean any Term Loan bearing interest at a rate determined by reference to the Base Rate in accordance with the provisions of Article II.

        "Acquisition Consideration" shall mean the purchase consideration for any Permitted Acquisition and all other payments by the Borrower or any of its Subsidiaries in exchange for, or as part of, or in connection with, any Permitted Acquisition, whether paid in cash or by exchange of Equity Interests or of properties or otherwise and whether payable at or prior to the consummation of such Permitted Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments representing the purchase price and any assumptions of Indebtedness, "earn-outs" and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any person or business; provided that any such future payment that is subject to a contingency shall be considered Acquisition Consideration only to the extent of the reserve, if any, required under GAAP at the time of such sale to be established in respect thereof by the Borrower or any of its Subsidiaries.

        "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified; provided, however, that, for purposes of Section 6.07, the term "Affiliate" shall also include (i) any person that directly or indirectly owns more than 10% of any class of Equity Interests of the person specified or (ii) any person that is an executive officer or director of the person specified.

        "Agreement" shall have the meaning assigned to such term in the preamble hereto.

        "Anti-Terrorism Laws" shall have the meaning assigned to such term in Section 3.19.

        "Applicable Fee" shall mean, for any date, with respect to the Revolving Commitment, 0.42%.

        "Applicable Margin" shall mean, for any day, the percentage per annum set forth below corresponding to the applicable Loan:

Loan:	If an ABR Loan	If a Eurodollar Loan:
Tranche A Loan	-0.15%	0.85%
Tranche B Loan	0.20%	1.20%
Revolving Loans	0.20%	1.20%

        "Asset Sale" shall mean (a) any conveyance, sale, lease, sublease, assignment, transfer or other disposition of any property excluding sales of inventory and dispositions of cash and cash equivalents, in each case, in the ordinary course of business, by the Borrower or any of its Subsidiaries and (b) any issuance or sale of any Equity Interests of any Subsidiary of the Borrower, in each case, to any person other than to the Borrower or any other Subsidiary.

        "Asset Sale Prepayment Trigger Date" have the meaning assigned to such term in Section 2.10(c).

        "Attributable Indebtedness" shall mean, when used with respect to any Sale Leaseback Transaction, as at the time of determination, the present value (discounted at a rate equivalent to the Borrower's then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale Leaseback Transaction.

        "Base Rate" means a variable per annum rate, as of any date of determination, equal to the greater of (i) the Federal Funds Effective Rate plus one-half of one percent (0.50%) per annum and (ii) the rate of interest which is identified and normally published by Bloomberg Professional Service Page Prime as the "Prime Rate" (or, if more than one rate is published as the Prime Rate, then the highest of such rates). If Bloomberg Professional Service no longer reports the Prime Rate, or if such Page no longer exists, or the Lender determines in good faith that the rate so reported no longer accurately reflects an accurate determination of the prevailing Prime Rate, the Lender may select a reasonably comparable index or source to use as the basis for the Base Rate. Any change in the Base Rate due to a change in the Federal Funds Effective Rate or the "Prime Rate" shall be effective on the effective date of such change in the Federal Funds Effective Rate or the "Prime Rate", as the case may be.

        "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

        "Board of Directors" shall mean, with respect to any person, (i) in the case of any corporation, the board of directors of such person, (ii) in the case of any limited liability company, the board of managers of such person, (iii) in the case of any partnership, the Board of Directors of the general partner of such person and (iv) in any other case, the functional equivalent of the foregoing.

        "Borrower" shall have the meaning assigned to such term in the preamble hereto.

        "Borrowing" shall mean Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

        "Borrowing Request" shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit B-1, or such other form as shall be approved by the Lender.

        "Business Combination Agreement" shall have the meaning assigned to such term in the recitals hereto.

        "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks in New York City or Paris, France are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

        "Capital Lease Obligations" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

        "Cash Equivalents" shall mean, as to any person, (a) securities issued, or directly, unconditionally and fully guaranteed or insured, by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition by such person; (b) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia having, capital and surplus aggregating in excess of $500.0 million and a rating of "A" (or such other similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) with maturities of not more than one year from the date of acquisition by such person; (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above, which repurchase obligations are secured by a valid perfected security interest in the underlying securities; (d) commercial paper issued by any person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor's Ratings Group or at least P-1 or the equivalent thereof by Moody's Investors Service Inc., and in each case maturing not more than one year after the date of acquisition by such person; (e) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (d) above; (f) demand deposit accounts maintained in the ordinary course of business; and (g) investments made in accordance with the investment policy attached hereto as Schedule 1.01.

        "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. § 9601 et seq. and all implementing regulations.

        "Change in Law" shall mean, with respect to any party to this Agreement, the occurrence, after the date such party becomes party to this Agreement, of any of the following: (a) the adoption or taking into effect of any law, treaty, order, policy, rule or regulation, (b) any change in any law, treaty, order, policy, rule or regulation or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

        "Charges" shall have the meaning assigned to such term in Section 8.13.

        "Class," when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are the Revolving Loans, the Tranche A Loan or the Tranche B Loans and, when used in reference to any Commitment, refers to whether such Commitment is the Revolving Commitment, the Tranche A Commitment or the Tranche B Commitment, in each case, under this Agreement, of which such Loan, Borrowing or Commitment shall be a part.

        "Closing Date" shall have the meaning set forth in the Business Combination Agreement.

        "Code" shall mean the Internal Revenue Code of 1986.

        "Commercial Letter of Credit" means any letter of credit or similar instrument issued for the purpose of ensuring payment in connection with the purchase of any materials, goods or services by any Company Entity on customary trade terms and in the ordinary course of business of the Company Entities.

        "Commitments" shall mean the Lender's Tranche A Commitment, Tranche B Commitment and Revolving Commitment.

        "Commitment Fee" shall have the meaning assigned to such term in Section 2.05(a).

        "Company Entity" means the Borrower and each of its Subsidiaries.

        "Company's Equity" means, as of a date, all outstanding (i) shares of capital stock or other voting securities of, or ownership interests in, the Borrower, (ii) securities or debt instruments of the Borrower or of any of its Subsidiaries convertible into or exchangeable for shares of capital stock, voting securities or ownership interests in the Borrower, (iii) subscriptions, calls, contracts, arrangements, commitments, understandings, restrictions, rights, warrants, options or other rights to acquire from any Company Entity, or obligations of any Company Entity to issue, any capital stock, voting securities or other ownership interests in the Borrower, or obligations of the Borrower or of any Subsidiary of the Borrower to grant, extend or enter into any such agreement or commitment.

        "Compliance Certificate" shall mean a certificate of the chief financial officer substantially in the form of Exhibit C-1.

        "Consolidated Amortization Expense" shall mean, for any period, the amortization expense of the Company Entities for such period, determined on a consolidated basis in accordance with GAAP.

        "Consolidated Depreciation Expense" shall mean, for any period, the depreciation expense of the Company Entities for such period, determined on a consolidated basis in accordance with GAAP.

        "Consolidated EBITDA" shall mean, for any period, Consolidated Net Income for such period, plus (in each case only to the extent (and in the same proportion) deducted in determining such Consolidated Net Income and without duplication):

  (a)
  Consolidated Interest Expense for such period;

  (b)
  Consolidated Tax Expense for such period;

  (c)
  Consolidated Depreciation Expense for such period;

  (d)
  Consolidated Amortization Expense for such period;

  (e)
  costs and expenses directly incurred in connection with the Transactions (including without limitation costs and expenses incurred in connection with the negotiation and documentation of this Agreement);

  (f)
  severance and restructuring charges or reserves relating to the Transactions;

  (g)
  integration costs relating to the Transactions;

  (h)
  costs incurred in connection with discontinued operations; and

  (i)
  any non-cash employee compensation expense attributable to employee stock ownership plans or other equity-based compensation plans, and other non-cash charges (and minus any non-cash income items included in Consolidated Net Income for such period); provided, that any non-cash charges or losses that increase Consolidated EBITDA for any period pursuant to this clause (i) shall be deducted from Consolidated EBITDA in any subsequent period in which, and to the extent that, (x) cash disbursements attributable thereto are made or (y) Consolidated Net Income in such subsequent period is increased by the reversal of any such reserves.

Consolidated EBITDA shall be calculated on a Pro Forma Basis to give effect to the Transaction, the Tender Offer, any Permitted Acquisition and Asset Sales consummated at any time on or after the first day of the Test Period and prior to the date of determination as if the Transaction, the Tender Offer and each such Permitted Acquisition had been effected on the first day of such period and as if each such Asset Sale had been consummated on the day prior to the first day of such period.

        "Consolidated Interest Expense" shall mean, for any period, the total consolidated interest expense of the Company Entities for such period determined on a consolidated basis in accordance with GAAP. Consolidated Interest Expense shall be calculated on a Pro Forma Basis to give effect to any Indebtedness (other than Indebtedness incurred for ordinary course working capital needs under ordinary course revolving credit facilities) incurred, assumed or permanently repaid or extinguished at any time on or after the first day of the Test Period and prior to the date of determination as if such incurrence, assumption, repayment or extinguishment had been effected on the first day of such period.

        "Consolidated Net Income" shall mean, for any period, the consolidated net income (or loss) of the Company Entities determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

  (a)
  the net income (or loss) of any person (other than a Subsidiary of the Borrower) in which any person other than a Company Entity has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by the Borrower or (subject to clause (b) below) any of its Subsidiaries during such period;

  (b)
  the net income of any Subsidiary of the Borrower (other than a Foreign Subsidiary) during such period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of that income is not permitted by operation of the terms of its Organizational Documents or any agreement, instrument or Requirement of Law applicable to that Subsidiary during such period, except that the Borrower's equity in net loss of any such Subsidiary for such period shall be included in determining Consolidated Net Income;

  (c)
  any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Borrower or any of its Subsidiaries upon any Asset Sale (other than any dispositions in the ordinary course of business) by the Borrower or any of its Subsidiaries;

  (d)
  gains and losses due solely to fluctuations in currency values and the related tax effects determined in accordance with GAAP for such period;

  (e)
  earnings resulting from any reappraisal, revaluation or write-up of assets;

  (f)
  unrealized gains and losses with respect to Hedging Obligations for such period; and

  (g)
  any extraordinary gain (or extraordinary loss), together with any related provision for taxes on any such gain (or the tax effect of any such loss), recorded or recognized by the Borrower or any of its Subsidiaries during such period.

        "Consolidated Net Indebtedness" shall mean, as at any date of determination, the aggregate amount of all Indebtedness of the Company Entities, determined on a consolidated basis in accordance with GAAP, minus the aggregate amount of Unrestricted Cash of the Borrower and its Subsidiaries at such time. Consolidated Net Indebtedness shall be calculated on a Pro Forma Basis and shall be determined assuming that all conditions or other contingencies have been satisfied in connection with any "earnout" obligations incurred in connection with any Permitted Acquisition, obligations to repurchase or redeem equity interests issued in connection with any Permitted Acquisition (including roll-over equity interests) or other deferred contingent purchase price obligations payable in connection with any Permitted Acquisition. For purposes hereof, all "earnout" obligations incurred in connection with Permitted Acquisitions, obligations to repurchase or redeem equity interests issued in connection with Permitted Acquisitions and other deferred contingent purchase price obligations payable in connection with Permitted Acquisitions shall be valued at the reasonably anticipated amount of the Company Entities' potential liability to make payments in respect thereof in cash or other property (other than by delivery of Shares) upon satisfaction of all conditions or contingencies with respect thereto, as reflected in an Officer's Certificate delivered by the Borrower to the Lender).

        "Consolidated Stockholders' Equity" shall mean, as of any date of determination, the consolidated stockholders' equity of the Borrower, as of such date, determined in accordance with GAAP.

        "Consolidated Tax Expense" shall mean, for any period, the tax expense of the Company Entities, for such period, determined on a consolidated basis in accordance with GAAP.

        "Contingent Obligation" shall mean, as to any person, any obligation, agreement, understanding or arrangement of such person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of such person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (d) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business or any product warranties. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such person may be liable, whether singly or jointly, pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

        "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.

        "Credit Extension" shall mean the making of a Loan by the Lender.

        "Default" shall mean any event, occurrence or condition which is, or upon notice, lapse of time or both would constitute, an Event of Default.

        "Default Rate" shall have the meaning assigned to such term in Section 2.06(c).

        "Designated Asset Sale" shall mean any individual Asset Sale, or series of related Asset Sales, resulting in Net Cash Proceeds to the Company Entities in excess of $30.0 million.

        "dollars" or "$" shall mean lawful money of the United States.

        "Environment" shall mean ambient air, indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources, the workplace or as otherwise defined in any Environmental Law.

        "Environmental Claim" shall mean any claim, notice, demand, order, action, suit, proceeding or other communication alleging liability for or obligation with respect to any investigation, remediation, removal, cleanup, response, corrective action, damages to natural resources, personal injury, property damage, fines, penalties or other costs resulting from, related to or arising out of (i) the presence, Release or threatened Release in or into the Environment of Hazardous Material at any location or (ii) any violation or alleged violation of any Environmental Law, and shall include any claim seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from, related to or arising out of the presence, Release or threatened Release of Hazardous Material or alleged injury or threat of injury to health, safety or the Environment.

        "Environmental Law" shall mean any and all present and future treaties, laws, statutes, ordinances, regulations, rules, decrees, orders, judgments, consent orders, consent decrees, code or other binding requirements, and the common law, relating to protection of public health or the Environment, the Release or threatened Release of Hazardous Material, natural resources or natural resource damages, or occupational safety or health, and any and all Environmental Permits.

        "Environmental Permit" shall mean any permit, license, approval, registration, notification, exemption, consent or other authorization required by or from a Governmental Authority under Environmental Law.

        "Equity Interest" shall mean, with respect to any person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such person, including, if such person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, whether outstanding on the date hereof or issued after the Closing Date, but excluding debt securities convertible or exchangeable into such equity.

        "Equity Issuance" shall mean, without duplication, any issuance or sale by the Borrower after the Closing Date of any Equity Interests in the Borrower (including any Equity Interests issued upon exercise of any warrant or option) or any warrants or options to purchase such Equity Interests; provided, however, that an Equity Issuance shall not include (x) any such sale or issuance by the Borrower of its Equity Interests (including its Equity Interests issued upon exercise of any warrant or option or warrants or options to purchase its Equity Interests) to directors, officers or employees of any Company Entity, or (y) any issuance and sale by the Borrower of its Equity Interests, the proceeds of which are applied to pay, or where such Equity Interests serve as, consideration for any Permitted Acquisition or other Investment permitted under Section 6.03 (other than under Section 6.03(h)) or the acquisition of any capital asset, or (z) any such issuance and sale by the Borrower of its Equity Interests to the Parent or any of its Subsidiaries not constituting a Company Entity.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

        "ERISA Affiliate" shall mean, with respect to any person, any trade or business (whether or not incorporated) that, together with such person, is treated as a single employer under Section 414 of the Code.

        "ERISA Event" shall mean (a) any "reportable event," as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived by regulation); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (d) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence by any Company Entity or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by any Company Entity or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (g) the incurrence by any Company Entity or any of its ERISA Affiliates of any liability with respect to the withdrawal from any Plan or Multiemployer Plan; (h) the receipt by any Company Entity or its ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (i) the "substantial cessation of operations" within the meaning of Section 4062(e) of ERISA with respect to a Plan; (j) the making of any amendment to any Plan which could result in the imposition of a lien or the posting of a bond or other security; and (k) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to result in liability to any Company Entity.

        "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

        "Eurodollar Loan" shall mean any Eurodollar Revolving Loan or Eurodollar Term Loan.

        "Eurodollar Revolving Borrowing" shall mean a Borrowing comprised of Eurodollar Revolving Loans.

        "Eurodollar Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the LIBOR Rate in accordance with the provisions of Article II.

        "Eurodollar Term Borrowing" shall mean a Borrowing comprised of Eurodollar Term Loans.

        "Eurodollar Term Loan" shall mean any Term Loan bearing interest at a rate determined by reference to the LIBOR Rate in accordance with the provisions of Article II.

        "Event of Default" shall have the meaning assigned to such term in Section 7.01.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Excluded Taxes" shall mean, (a) with respect to the Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, taxes imposed on or measured by its overall net income (however denominated), franchise taxes imposed on it (in lieu of net income taxes) and branch profits taxes imposed on it, by a jurisdiction (or any political subdivision thereof) as a result of the recipient being organized or having its principal office in such jurisdiction or as a result of a present or former connection between the Lender and the jurisdiction (other than any such connection arising solely from such Lender having executed, delivered or performed its obligation or received a payment under, or enforced, this Agreement or any Loan Document) and (b) in the case of any Foreign Lender, any withholding tax that (i) is imposed on amounts payable to such Foreign

Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.15(a) or (c), or (ii) is attributable to such Foreign Lender's failure to comply with Section 2.15(e).

        "Executive Order" shall have the meaning assigned to such term in Section 3.19.

        "Existing Lien" shall have the meaning assigned to such term in Section 6.02(c).

        "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System of the United States arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Lender from three federal funds brokers of recognized standing selected by it.

        "Fees" shall mean the Commitment Fees.

        "Final Maturity Date" shall mean the latest to occur of the Tranche A Maturity Date, the Tranche B Maturity Date and the Revolving Maturity Date.

        "Foreign Lender" shall mean a person that is not, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership created or organized in or under the laws of the United States, or any political subdivision thereof, (iii) an estate whose income is subject to U.S. federal income taxation regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust.

        "Foreign Plan" shall mean any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by any Company Entity with respect to employees employed outside the United States.

        "GAAP" shall mean generally accepted accounting principles in the United States applied on a consistent basis.

        "Governmental Authority" shall mean the government of the United States or any other nation, or of any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

        "Governmental Real Property Disclosure Requirements" shall mean any Requirement of Law of any Governmental Authority requiring notification of the buyer, lessee, mortgagee, assignee or other transferee of any Real Property, facility, establishment or business, or notification, registration or filing to or with any Governmental Authority, in connection with the sale, lease, mortgage, assignment or other transfer (including any transfer of control) of any Real Property, facility, establishment or business, of the actual or threatened presence or Release in or into the Environment, or the use, disposal or handling of Hazardous Material on, at, under or near the Real Property, facility, establishment or business to be sold, leased, mortgaged, assigned or transferred.

        "Hazardous Materials" shall mean the following: hazardous substances; hazardous wastes; polychlorinated biphenyls ("PCBs") or any substance or compound containing PCBs; asbestos or any asbestos-containing materials in any form or condition; radon or any other radioactive materials including any source, special nuclear or by-product material; petroleum, crude oil or any fraction thereof; and any other pollutant or contaminant or chemicals, wastes, materials, compounds, constituents or substances, subject to regulation or which can give rise to liability under any Environmental Laws.

        "Hedging Agreement" shall mean any swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies.

        "Hedging Obligations" shall mean obligations under or with respect to Hedging Agreements.

        "Indebtedness" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or advances; (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such person upon which interest charges are customarily paid or accrued; (d) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person; (e) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business on normal trade terms and not overdue by more than 90 days), including, without limitation, "earnout" obligations incurred in connection with Permitted Acquisitions, obligations to repurchase or redeem equity interests issued in connection with Permitted Acquisitions (including roll-over equity interests) and other deferred contingent purchase price obligations payable in connection with Permitted Acquisitions; (f) all Indebtedness of others secured by any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, but limited to the fair market value of such property; (g) all Capital Lease Obligations, Purchase Money Obligations, Attributable Indebtedness in respect of Sale Leaseback Transactions and synthetic lease obligations of such person; (h) all Hedging Obligations to the extent required to be reflected on a balance sheet of such person; (i) all obligations (whether absolute or contingent) of such person for the reimbursement of any obligor in respect of letters of credit, letters of guaranty, bankers' acceptances and similar credit transactions; (j) the liquidation preference of any Preferred Stock issued by such person; and (k) all Contingent Obligations of such person in respect of Indebtedness or obligations of others of the kinds referred to in clauses (a) through (j) above. The Indebtedness of any person shall include the Indebtedness of any other entity (including any partnership in which such person is a general partner) to the extent such person is liable therefor as a result of such person's ownership interest in or other relationship with such entity, except (other than in the case of general partner liability) to the extent that terms of such Indebtedness expressly provide that such person is not liable therefor.

        "Indemnified Taxes" shall mean all Taxes other than Excluded Taxes.

        "Indemnitee" shall have the meaning assigned to such term in Section 8.03(b).

        "Intellectual Property" shall have the meaning assigned to such term in Section 3.06.

        "Interest Election Request" shall mean a request by the Borrower to convert or continue a Revolving Borrowing or Term Borrowing in accordance with Section 2.08(b), substantially in the form of Exhibit I-1.

        "Interest Payment Date" shall mean (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December to occur during any period in which such Loan is outstanding, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Loan with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, (c) with respect to any Revolving Loan, the Revolving Maturity Date or such earlier date on which the Revolving Commitment is terminated and (d) with respect to any Term Loan, the Tranche A Maturity Date or Tranche B Maturity Date, as the case may be.

        "Interest Period" shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or such other period as agreed to by the Lender) thereafter, as the Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

        "Investments" shall have the meaning assigned to such term in Section 6.03.

        "Leases" shall mean any and all leases, subleases, tenancies, options, concession agreements, rental agreements, occupancy agreements, franchise agreements, access agreements and any other agreements (including all amendments, extensions, replacements, renewals, modifications and/or guarantees thereof), whether or not of record and whether now in existence or hereafter entered into, affecting the use or occupancy of all or any portion of any Real Property.

        "Lender" shall mean Vivendi S.A., a societé anonyme organized under the laws of France, and its successors and assigns.

        "LIBOR Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the rate of interest which is identified and normally published by Bloomberg Professional Service Page BBAM 1 as the offered rate for loans in United States dollars for the applicable Interest Period under the caption British Bankers Association LIBOR Rates as of 11:00 a.m. (London time), on the second full Business Day next preceding the first day of such Interest Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used). If Bloomberg Professional Service no longer reports the LIBOR Rate or the Lender determines in good faith that the rate so reported no longer accurately reflects the rate available to the Lender in the London Interbank Market or if such index no longer exists or if Page BBAM 1 no longer exists or accurately reflects the rate available to the Lender in the London Interbank Market, the Lender may select a reasonably equivalent replacement index or replacement page, as the case may be.

        "Lien" shall mean, with respect to any property, (a) any mortgage, deed of trust, lien, pledge, encumbrance, claim, charge, assignment, hypothecation, security interest or encumbrance of any kind or any arrangement to provide priority or preference or any filing of any financing statement under the UCC or any other similar notice of lien under any similar notice or recording statute of any Governmental Authority, in each of the foregoing cases whether voluntary or imposed by law, and any agreement to give any of the foregoing; (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease (or other lease entered into in connection with a Sale Leaseback Transaction) or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such property; and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

        "Loan Documents" shall mean this Agreement, the Notes and each other document or instrument executed in connection with this Agreement.

        "Loans" shall mean the Tranche A Loan, the Tranche B Loan and the Revolving Loans.

        "Margin Stock" shall have the meaning assigned to such term in Regulation U.

        "Material Adverse Effect" shall mean (a) a material adverse effect on the business, property, results of operations, prospects or condition, financial or otherwise, or material agreements of the Company Entities, taken as a whole; (b) material impairment of the ability of the Borrower to fully and timely perform any of its obligations under any Loan Document; or (c) material impairment of the rights of or benefits or remedies available to the Lender under any Loan Document.

        "Maximum Rate" shall have the meaning assigned to such term in Section 8.13.

        "Multiemployer Plan" shall mean a multiemployer plan within the meaning of Section 4001(a)(3) or Section 3(37) of ERISA (a) to which any Company Entity is then making or accruing an obligation to make contributions; (b) to which any Company Entity has within the preceding five plan years made contributions; or (c) with respect to which any Company Entity could incur liability.

        "Net Cash Proceeds" shall mean:

  (a)
  with respect to any Asset Sale (other than any issuance or sale of Equity Interests), the cash proceeds received by the Borrower or any of its Subsidiaries (including cash proceeds subsequently received (as and when received by the Borrower or any of its Subsidiaries) in respect of non-cash consideration initially received) net of (i) selling expenses (including reasonable brokers' fees or commissions, legal, accounting and other professional and transactional fees, transfer and similar taxes and the Borrower's good faith estimate of income taxes paid or payable in connection with such sale); (ii) amounts provided as a reserve, in accordance with GAAP, against (x) any liabilities under any indemnification obligations associated with such Asset Sale or (y) any other liabilities retained by the Borrower or any of its Subsidiaries associated with the properties sold in such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds); (iii) the Borrower's good faith estimate of payments required to be made with respect to unassumed liabilities relating to the properties sold within 90 days of such Asset Sale (provided that, to the extent such cash proceeds are not used to make payments in respect of such unassumed liabilities within 90 days of such Asset Sale, such cash proceeds shall constitute Net Cash Proceeds); and (iv) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money which is secured by a Lien on the properties sold in such Asset Sale (so long as such Lien was permitted to encumber such properties under the Loan Documents at the time of such sale) and which is repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such properties); and

  (b)
  with respect to any Equity Issuance or any other issuance or sale of Equity Interests by the Borrower or any of its Subsidiaries, the cash proceeds thereof, net of customary fees, commissions, costs and other expenses incurred in connection therewith.

        "Net Debt" shall mean, at any time, the positive difference, if any, between (x) the aggregate principal amount of Indebtedness then outstanding pursuant to Section 6.01(a), (c) and (h) (assuming that (1) all revolving or contingent funding commitments then in effect, including the Revolving Commitment and the Tranche B Commitment then in effect, are fully funded and (2) all conditions or other contingencies have been satisfied in respect of any "earnout" obligations incurred in connection with any Permitted Acquisition, obligations to repurchase or redeem equity interests issued in connection with any Permitted Acquisition (including roll-over equity interests) or other deferred contingent purchase price obligations payable in connection with any Permitted Acquisition) minus (y) the aggregate amount of Unrestricted Cash of the Borrower and its Subsidiaries at such time. For purposes hereof, all "earnout" obligations incurred in connection with Permitted Acquisitions, obligations to repurchase or redeem equity interests issued in connection with Permitted Acquisitions and other deferred contingent purchase price obligations payable in connection with any Permitted Acquisition shall be valued at the reasonably anticipated amount of the Company Entities' potential liability to make payments in respect thereof in cash or other property (other than by delivery of Shares) upon satisfaction of all conditions or contingencies with respect thereto, as reflected in an Officer's Certificate delivered by the Borrower to the Lender.

        "Notes" shall mean any notes evidencing the Term Loans or Revolving Loans issued pursuant to this Agreement, if any, substantially in the form of Exhibit N-1, N-2 or N-3.

        "Obligations" shall mean (a) obligations of the Borrower from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower under this Agreement and the other Loan Documents, and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower under or pursuant to this Agreement and the other Loan Documents.

        "OFAC" shall have the meaning assigned to such term in Section 3.19.

        "Officers' Certificate" shall mean a certificate executed by the chief executive officer or the president and the chief financial officer, each in his or her official (and not individual) capacity.

        "Organizational Documents" shall mean, with respect to any person, (i) in the case of any corporation, the certificate of incorporation and by-laws (or similar documents) of such person, (ii) in the case of any limited liability company, the certificate of formation and operating agreement (or similar documents) of such person, (iii) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such person, (iv) in the case of any general partnership, the partnership agreement (or similar document) of such person and (v) in any other case, the functional equivalent of the foregoing.

        "Other Taxes" shall mean all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

        "Parent" means Vivendi, S.A., a societé anonyme organized under the laws of France.

        "Participant" shall have the meaning assigned to such term in Section 8.04(c).

        "Participant Register" shall have the meaning assigned to such term in Section 8.04(c).

        "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

        "Permitted Acquisition" shall mean any transaction for the (a) acquisition of all or substantially all of the property of any person or of any business or division of any person; or (b) acquisition (including by merger or consolidation) of the Equity Interests of any person that becomes a Subsidiary after giving effect such transaction; provided that each of the following conditions shall be met:

  (i)
  no Event of Default then exists and no Default or Event of Default would occur as a result thereof, and the Borrower and its Subsidiaries shall be in compliance, on a pro forma basis after giving effect thereto, with Section 6.01 (provided that, for purposes of determining such pro forma compliance with Section 6.01, all existing Indebtedness of any person so acquired shall be deemed to be incurred at the time of such acquisition) and Section 6.08 hereof;

  (ii)
  the Board of Directors of the person to be acquired shall not have indicated publicly its opposition to the consummation of such acquisition (which opposition has not been publicly withdrawn);

  (iii)
  all transactions in connection therewith shall be consummated in accordance with all applicable Requirements of Law; and

  (iv)
  the aggregate Acquisition Consideration for such acquisition, together with the aggregate Acquisition Consideration for all other Permitted Acquisitions consummated after the Closing Date, shall not exceed $250.0 million.

        "Permitted Liens" shall have the meaning assigned to such term in Section 6.02.

        "person" shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

        "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA which is maintained or contributed to by any Company Entity r with respect to which any Company Entity could incur liability (including under Section 4069 of ERISA).

        "Preferred Stock" shall mean, with respect to any person, any and all Equity Interests (however designated) of such person whether now outstanding or issued after the Closing Date, which provide for (1) a liquidation preference over any other class of Equity Interests of such person, (2) the right to receive dividends that accrue at a variable or fixed rate or (3) any mandatory dividend or redemption obligation.

        "Priority Debt" shall mean (x) Indebtedness of any Subsidiary of the Borrower that has not executed and delivered to the Lender an unconditional guaranty of the Obligations, in form and substance satisfactory to the Lender (together with an opinion of counsel satisfactory to the Lender relating to such guaranty and such other documentation relating thereto as the Lender may request, all in form and substance satisfactory to the Lender) incurred pursuant to Section 6.01(a) (other than any guaranty of Obligations), (c), (h)(less, in the case of the aggregate such Indebtedness of Foreign Subsidiaries outstanding at any time, the aggregate cash and Cash Equivalents owned by Foreign Subsidiaries at such time that are not subject to a Lien or any other legal or contractual restriction as to use thereof), (l) or (m), and (y) Indebtedness of any Company Entity that is secured by a Lien on or in any asset or property of the Borrower or any Subsidiary that is permitted to be created, incurred or assumed or to exist under Section 6.02(c) or (h).

        "Pro Forma Basis" shall mean on a basis in accordance with GAAP and Regulation S-X and otherwise reasonably satisfactory to the Lender.

        "property" shall mean any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests or other ownership interests of any person and whether now in existence or owned or hereafter entered into or acquired, including all Real Property.

        "Purchase Money Obligation" shall mean, for any person, the obligations of such person in respect of Indebtedness (including Capital Lease Obligations) incurred for the purpose of financing all or any part of the purchase price of any property (excluding Equity Interests of any person) or the cost of installation, construction or improvement of any property and any refinancing thereof; provided, however, that (i) such Indebtedness is incurred within one year after such acquisition, installation, construction or improvement of such property by such person and (ii) the amount of such Indebtedness does not exceed 100% of the cost of such acquisition, installation, construction or improvement, as the case may be.

        "Real Property" shall mean, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by the Borrower or any of its Subsidiaries, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

        "Register" shall have the meaning assigned to such term in Section 8.04(b).

        "Regulation D" shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

        "Regulation S-X" shall mean Regulation S-X promulgated under the Securities Act.

        "Regulation T" shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

        "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

        "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

        "Release" shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the Environment.

        "Requirements of Law" shall mean, collectively, any and all requirements of any Governmental Authority including any and all laws, judgments, orders, decrees, ordinances, rules, regulations, statutes or case law.

        "Response" shall mean (a)"response" as such term is defined in CERCLA, 42 U.S.C. § 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to (i) clean up, remove, treat, abate or in any other way address any Hazardous Material in the Environment; (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material; or (iii) perform studies and investigations in connection with, or as a precondition to, or to determine the necessity of the activities described in, clause (i) or (ii) above.

        "Responsible Officer" of any person shall mean any executive officer of such person and any other officer or similar official thereof with responsibility for the administration of the obligations of such person in respect of this Agreement.

        "Restricted Payment" means (i) any dividend or other distribution (whether in cash, securities or other property), direct or indirect, with respect to any capital stock or other Equity Interest of any Subsidiary (other than a Wholly Owned Subsidiary of the Borrower) or (ii) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any capital stock or other Equity Interest, or on account of any return of capital to the Borrower's or any Subsidiary's (other than a Wholly Owned Subsidiary of the Borrower, directly or indirectly) stockholders, partners or members (or the equivalent person thereof).

        "Revolving Availability Period" shall mean the period from and including the Closing Date to but excluding the earlier of (i) the Business Day that is thirty calendar days preceding the Revolving Maturity Date (and, if such date is not a Business Day, the Business Day preceding such date) and (ii) the date of termination of the Revolving Commitment.

        "Revolving Borrowing" shall mean a Borrowing comprised of Revolving Loans.

        "Revolving Commitment" shall mean, with respect to the Lender, the commitment of the Lender to make Revolving Loans hereunder up to $475.0 million aggregate principal amount, as the same may be reduced from time to time in accordance with the terms hereof.

        "Revolving Loan" shall mean a Loan made by the Lender to the Borrower pursuant to Section 2.01(c). Each Revolving Loan shall either be an ABR Revolving Loan or a Eurodollar Revolving Loan.

        "Revolving Maturity Date" shall mean March 31, 2011.

        "Sarbanes-Oxley Act" shall mean the United States Sarbanes-Oxley Act of 2002, as amended, and all rules and regulations promulgated thereunder.

        "Securities Act" shall mean the Securities Act of 1933, as amended.

        "Shares" means shares of common stock, par value $0.000001 per share, of the Borrower.

        "Standby Letter of Credit" means any letter of credit or similar instrument other than a Commercial Letter of Credit.

        "Subsidiary" shall mean, with respect to any person (the "parent") at any date, (i) any person the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, (ii) any other corporation, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the voting power of all Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are, as of such date, owned, controlled or held by the parent and/or one or more subsidiaries of the parent, (iii) any partnership (a) the sole general partner or the managing general partner of which is the parent and/or one or more subsidiaries of the parent or (b) the only general partners of which are the parent and/or one or more subsidiaries of the parent and (iv) any other person that is otherwise Controlled by the parent and/or one or more subsidiaries of the parent. Unless the context requires otherwise, "Subsidiary" refers to a Subsidiary of the Borrower.

        "Tax Return" shall mean all returns, statements, filings, attachments and other documents or certifications required to be filed in respect of Taxes.

        "Taxes" shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

        "Tender Offer" shall have the meaning assigned to such term in the Business Combination Agreement.

        "Tender Offer Closing Date" shall mean the date following the Tender Offer Period on which the Shares validly tendered in the Tender Offer, if any, are paid for by the Borrower.

        "Tender Offer Period" means the period commencing on the first day of the Tender Offer and ending on 12:01 am on the first Business Day after the scheduled or expected expiration date of the Tender Offer.

        "Term Borrowing" shall mean a Borrowing comprised of Term Loans.

        "Term Loan Commitments" shall mean the Tranche A Commitment and the Tranche B Commitment, collectively.

        "Term Loans" shall mean the Tranche A Loan and the Tranche B Loan, collectively.

        "Test Period" shall mean, as of any date of determination, the period of four consecutive fiscal quarters of the Borrower (taken as one accounting period) most recently ended for which financial statements have been delivered to the Lender in accordance with Section 5.01 hereof.

        "Total Capital" shall mean, as of any date of determination, the sum of Consolidated Stockholders' Equity reported in the financial statements of the Borrower most recently delivered to the Lender in accordance with Section 5.01 hereof plus Consolidated Net Indebtedness on such date of determination.

        "Total Leverage Ratio" shall mean, at any date of determination, the ratio of (i) Consolidated Net Indebtedness on such date to (ii) Consolidated EBITDA for the Test Period then most recently ended.

        "Tranche A Commitment" shall mean, with respect to the Lender, the commitment of the Lender to make a Tranche A Loan hereunder on the Tender Offer Closing Date. The maximum aggregate amount of the Lender's Tranche A Commitment is the positive difference, if any, between (i) the Aggregate Required Offer Consideration certified pursuant to Section 4.02(iii)(B) minus (ii) $3.628 billion, provided in no event shall the Tranche A Commitment exceed $400.0 million.

        "Tranche A Commitment Termination Date" shall mean the earlier of (a) the date that is seven Business Days following the scheduled or expected expiration date of the Tender Offer, if the Tranche A Loan have not been made on or prior to such date, or if such date is not a Business Day, the immediately preceding Business Day and (b) the date the Tranche B Commitment is reduced to $0.

        "Tranche A Loan" shall mean the term loans made by the Lender to the Borrower pursuant to Section 2.01(a). Each Tranche A Loan shall be either an ABR Term Loan or a Eurodollar Term Loan.

        "Tranche A Maturity Date" shall mean March 31, 2010.

        "Tranche B Commitment" shall mean the commitment of the Lender to make a Tranche B Loan hereunder on the Vivendi Games Facility Repayment Date. The aggregate amount of the Lender's Tranche B Commitment is the lesser of (1) the aggregate principal amount outstanding under the Vivendi Games Facility on the Vivendi Games Facility Repayment Date or (2) $150.0 million.

        "Tranche B Commitment Termination Date" shall mean the earlier of (a) the date on which the Business Combination Agreement terminates in accordance with its terms, if such termination occurs prior to the Closing Date and (b) the date the Tranche B Commitment is reduced to $0 in accordance with the terms hereof.

        "Tranche B Loan" shall mean the term loans made by the Lender to the Borrower pursuant to Section 2.01(b). Each Tranche B Loan shall be either an ABR Term Loan or a Eurodollar Term Loan.

        "Tranche B Maturity Date" shall mean March 31, 2011.

        "Transactions" shall mean, collectively, the transactions to occur on or prior to the Closing Date contemplated by or required pursuant to the Business Combination Agreement, including (a) the execution, delivery and performance of the Loan Documents and the initial borrowings hereunder; (b) the Merger, (c) the Tender Offer, and (c) the payment of all fees and expenses to be paid on or prior to the Closing Date and owing in connection with the foregoing.

        "Type," when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the LIBOR Rate or the Base Rate.

        "United States" shall mean the United States of America.

        "Unrestricted Cash" of the Borrower and its Subsidiaries shall mean, at any time, the aggregate consolidated cash and Cash Equivalent balances that would be reflected on a consolidated balance sheet of the Borrower prepared as at such time in accordance with GAAP, less the sum of (i) all cash and Cash Equivalents that are subject to a Lien or any other legal or contractual restriction as to use thereof and (ii) the lesser of (x) all cash and Cash Equivalents owned by Foreign Subsidiaries or (y) $50.0 million.

        "Vivendi Games Facility" shall mean the credit facility described in Part I of Schedule 6.01(a).

        "Vivendi Games Facility Repayment Date" shall mean the date the Indebtedness evidenced by the documents and instruments evidencing the Vivendi Games Facility becomes due and payable in accordance with its terms and all commitments thereunder are terminated, whether pursuant to optional repayment or otherwise.

        "Voting Stock" shall mean, with respect to any person, any class or classes of Equity Interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such person.

        "Wholly Owned Subsidiary" shall mean, as to any person, (a) any corporation 100% of whose capital stock (other than shares held by current or former directors, officers and employees up to a maximum of 20% of the outstanding shares of any class of such capital stock) is at the time owned by such person and/or one or more Wholly Owned Subsidiaries of such person and (b) any partnership, association, joint venture, limited liability company or other entity in which such person and/or one or more Wholly Owned Subsidiaries of such person have a 100% equity interest at such time (other than such equity interests held by current or former directors, officers and employees up to a maximum of 20% of any class of such equity interests).

        "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

        SECTION 1.02Classification of Loans and Borrowings.    For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing," "Borrowing of Tranche A Loans") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

        SECTION 1.03Terms Generally.    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise (a) any definition of or reference to any Loan Document, agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any person shall be construed to include such person's successors and assigns, (c) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall refer to such law or regulation as amended, modified or supplemented from time to time and (f) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

        SECTION 1.04Accounting Terms; GAAP.    Except as otherwise expressly provided herein, all financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect from time to time and all terms of an accounting or financial nature shall be construed and interpreted in accordance with GAAP, as in effect on the date hereof unless otherwise agreed to by the Borrower and the Lender.

        SECTION 1.05Resolution of Drafting Ambiguities.    The Borrower acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of the Loan Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof and thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.

ARTICLE II
THE CREDITS

        SECTION 2.01Commitments.    Subject to the terms hereof, and subject to the conditions and in reliance upon the representations and warranties herein set forth, the Lender agrees:

  (a)
  to make a Tranche A Loan to the Borrower on the Tender Offer Closing Date in the principal amount not to exceed its Tranche A Commitment;

  (b)
  to make a Tranche B Loan to the Borrower on the Vivendi Games Facility Repayment Date in the principal amount not to exceed its Tranche B Commitment; and

  (c)
  to make Revolving Loans to the Borrower, at any time and from time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in the aggregate principal amount at such time of all outstanding Revolving Loans exceeding the Lender's Revolving Commitment.

        Amounts paid or prepaid in respect of Term Loans may not be reborrowed. Within the limits set forth in clause (c) above and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Revolving Loans.

        SECTION 2.02Loans.

  (a)
  ABR Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1.0 million and not less than $5.0 million or (ii) equal to the remaining available balance of the applicable Commitments and (y) the Eurodollar Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1.0 million and not less than $5.0 million or (ii) equal to the remaining available balance of the applicable Commitments.

  (b)
  Subject to Sections 2.11 and 2.12, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03. Borrowings of more than one Type may be outstanding at the same time; provided that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than ten Eurodollar Borrowings outstanding hereunder at any one time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

  (c)
  Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Borrower may designate.

  (d)
  Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date, Tranche A Maturity Date or Tranche B Maturity Date, as the case may be.

        SECTION 2.03Borrowing Procedure.    To request a Revolving Borrowing or Term Borrowing, the Borrower shall deliver, by hand delivery or telecopier, a duly completed and executed Borrowing Request to the Lender not later than 9:00 a.m., New York City time, five Business Days (or, in the case of the initial Borrowing of the Tranche A Loan, four Business Days) before the date of the proposed Borrowing. Each Borrowing Request shall be irrevocable and shall specify the following information in compliance with Section 2.02:

  (a)
  whether the requested Borrowing is to be a Borrowing of Revolving Loans, the Tranche A Loan or the Tranche B Loan;

  (b)
  the aggregate amount of such Borrowing;

  (c)
  the date of such Borrowing, which shall be a Business Day;

  (d)
  whether such Borrowing is to be a Eurodollar Borrowing or, subject to the last sentence of this Section 2.03, an ABR Borrowing;

  (e)
  in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period";

  (f)
  the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.02(c); and

  (g)
  that the conditions set forth in Sections 4.04(b)-(d) have been satisfied as of the date of the notice.

        If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Eurodollar Borrowing with an Interest Period of one month duration. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month duration. Notwithstanding anything herein to the contrary, the Borrower shall not have the right to request a Borrowing as an ABR Borrowing unless the Lender has delivered a notice pursuamt to Section 2.11 which, at the time of the requested Borrowing, continues in effect.

        SECTION 2.04Evidence of Debt; Repayment of Loans.

  (a)
  Promise to Repay.    The Borrower hereby unconditionally promises to pay (i) to the Lender the principal amount of each Term Loan as provided in Section 2.09, (ii) to the Lender the then unpaid principal amount of each Revolving Loan on the Revolving Maturity Date.

  (b)
  Lender Records.    Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to the Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to the Lender from time to time under this Agreement. The Lender shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type and Class thereof and the Interest Period applicable thereto; (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to the Lender hereunder; and (iii) the amount of any sum received by the Lender hereunder. The entries made in the accounts maintained pursuant to this paragraph shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided that the failure of the Lender to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

  (c)
  Promissory Notes.    Lender by written notice to the Borrower may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to the Lender a promissory note payable to the order of the Lender (or, if requested by the Lender, to the Lender and its registered assigns) in the form of Exhibit N-1, N-2 or N-3, as the case may be. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 8.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

        SECTION 2.05Fees.

  (a)
  Commitment Fee.    The Borrower agrees to pay to the Lender a commitment fee (a "Commitment Fee") equal to the Applicable Fee per annum on the average daily unused amount of the Revolving Commitment of the Lender during the period from and including the Closing Date to but excluding the date on which the Revolving Commitment terminates. Accrued Commitment Fees shall be payable in arrears on the last Business Day of March, June, September and December of each year, commencing on the first such date to occur after the Closing Date and on the date on which the Revolving Commitment terminates. Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing Commitment Fees, the Revolving Commitment of the Lender shall be deemed to be used to the extent of the outstanding Revolving Loans.

  (b)
  All Fees shall be paid on the dates due, in immediately available funds in dollars, to the Lender. Once paid, Commitment Fees shall not be refundable under any circumstances.

        SECTION 2.06Interest on Loans.

  (a)
  ABR Loans.    Subject to the provisions of Section 2.06(c), the Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin in effect from time to time.

  (b)
  Eurodollar Loans.    Subject to the provisions of Section 2.06(c), the Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the LIBOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin in effect from time to time.

  (c)
  Default Rate.    Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall, to the extent permitted by applicable law, bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of amounts constituting principal of or interest on any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.06 or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Loans as provided in Section 2.06(a) (in either case, the "Default Rate").

  (d)
  Interest Payment Dates.    Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to Section 2.06(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan without a permanent reduction in the Revolving Commitment), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

  (e)
  Interest Calculation.    All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Base Rate or LIBOR Rate shall be determined by the Lender in accordance with the provisions of this Agreement and such determination shall be conclusive absent manifest error.

        SECTION 2.07Termination and Reduction of Commitments.

  (a)
  Termination of Commitments.    The Term Loan A Commitment shall terminate automatically at 5:00 p.m., New York City time, on the Tender Offer Closing Date and the Term Loan B Commitment shall terminate automatically at 5:00 p.m., New York City time, on the Vivendi Games Facility Repayment Date. The Revolving Commitment shall terminate automatically on the Revolving Maturity Date. Notwithstanding the foregoing, all the Commitments shall terminate automatically on the date on which the Business Combination Agreement terminates in accordance with its terms, if such termination occurs prior to the Closing Date.

  (b)
  Optional Terminations and Reductions.    At its option, the Borrower may at any time terminate, or from time to time permanently reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1.0 million and not less than $5.0 million and (ii) the Revolving Commitment shall not be terminated or reduced if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10, the aggregate principal amount of all outstanding Revolving Loans would exceed the aggregate amount of the Revolving Commitment.

  (c)
  Borrower Notice.    The Borrower shall notify the Lender in writing of any election to terminate or reduce the Commitments under Section 2.07(b) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable. Any termination or reduction of the Commitments of any Class shall be permanent.

        SECTION 2.08Interest Elections.

  (a)
  Generally.    Each Revolving Borrowing and Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section; provided that, notwithstanding anything herein to the contrary, the Borrower shall not have the right to convert a Borrowing to an ABR Borrowing unless the Lender has delivered a notice pursuant to Section 2.11 which, at the time of the requested conversion, continues in effect.. The Borrower may elect different options with respect to different portions of the affected Borrowing and the Loans comprising each such portion shall be considered a separate Borrowing. Notwithstanding anything to the contrary, the Borrower shall not be entitled to request any conversion or continuation that, if made, would result in more than ten Eurodollar Borrowings outstanding hereunder at any one time.

  (b)
  Interest Election Notice.    To make an election pursuant to this Section, the Borrower shall deliver, by hand delivery or telecopier, a duly completed and executed Interest Election Request to the Lender not later than the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing or Term Borrowing of the Type resulting from such election to be made on the effective date of such election.

    Each Interest Election Request shall be irrevocable. Each Interest Election Request shall specify the following information in compliance with Section 2.02:

    (i)
    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, or if outstanding Borrowings are being combined, allocation to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

    (ii)
    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

    (iii)
    whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

    (iv)
    if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

        If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, or if an Interest Election Request with respect to a Eurodollar Borrowing is not timely delivered prior to the end of the Interest Period applicable thereto, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

        SECTION 2.09Term Borrowings Maturity Dates.    To the extent not previously paid, (i) all Tranche A Loans shall be due and payable on the Tranche A Maturity Date and (ii) all Tranche B Loans shall be due and payable on the Tranche B Maturity Date.

        SECTION 2.10Optional and Mandatory Prepayments of Loans.

  (a)
  Optional Prepayments.    The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, subject to the requirements of this Section 2.10; provided that each partial prepayment shall be in an amount that is an integral multiple of $1.0 million and not less than $5.0 million or, if less, the outstanding principal amount of such Borrowing.

  (b)
  Revolving Loan Prepayments.

  (i)
  In the event of the termination of all the Revolving Commitment, the Borrower shall, on the date of such termination, repay or prepay all its outstanding Revolving Borrowings.

  (ii)
  In the event of any partial reduction of the Revolving Commitment, if the aggregate principal amount at such time of all outstanding Revolving Loans would exceed the aggregate amount of the Revolving Commitment after giving effect to such reduction, then the Borrower shall, on the date of such reduction, repay or prepay Revolving Borrowings in an aggregate amount sufficient to eliminate such excess.

  (iii)
  In the event that the sum of the Revolving Borrowings exceeds the Lender's Revolving Commitment then in effect, the Borrower shall, without notice or demand, immediately repay or prepay Revolving Borrowings in an aggregate amount sufficient to eliminate such excess.

  (c)
  Asset Sales.    If, on or after the first date on which the Company Entities have received Net Cash Proceeds from Asset Sales consummated after the Closing Date in excess of an aggregate of $30.0 million (such date, the "Asset Sale Prepayment Trigger Date"), any Company Entity receives Net Cash Proceeds of any Designated Asset Sale, then, not later than ten (10) days following the receipt of such Net Cash Proceeds, the Borrower shall prepay the Loans in accordance with Sections 2.10(e) and (f) in an aggregate principal amount equal to 100% of such Net Cash Proceeds; provided that, so long as no Event of Default then exists and no Default or Event of Default would result therefrom, no such prepayment shall be required if, and to the extent that, the Borrower delivers an Officers' Certificate to the Lender on or prior to such 10th day stating that the Net Cash Proceeds of such Designated Asset Sale will be used to make capital expenditures in cash or to pay cash consideration in connection with a Permitted Acquisition within 180 days after such Asset Sale and setting forth in reasonable detail the anticipated use of use Net Cash Proceeds and estimates of the proceeds to be so expended; provided, further, that if any portion of such Net Cash Proceeds are not so reinvested in accordance with the first proviso to this Section 2.10(c), such unused portion shall be applied on the last day of such 180-day period as a mandatory prepayment as otherwise provided in this Section 2.10(c).

  (d)
  Equity Issuance.    Not later than two Business Days following the receipt of any Net Cash Proceeds of any Equity Issuance by the Borrower, the Borrower shall make prepayments in accordance with Sections 2.10(e) and (f) in an aggregate amount equal to 100% of such Net Cash Proceeds.

  (e)
  Application of Prepayments.    Prior to any optional or mandatory prepayment hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to Section 2.10(f), subject to the provisions of this Section 2.10(e), provided, that any mandatory prepayment required under Section 2.10(c) or 2.10(d) shall be applied first to repay the Term Borrowings then outstanding and then to any Revolving Borrowings. In the event of any optional or mandatory prepayment of Term Borrowings made at a time when Term Borrowings of more than one Class remain outstanding, the aggregate amount of such prepayment shall be allocated first to the Tranche A Loans then outstanding and then to any Tranche B Loans outstanding. Amounts to be applied pursuant to this Section 2.10 to the prepayment of Term Loans and Revolving Loans shall be applied, as applicable, first to reduce outstanding ABR Term Loans and ABR Revolving Loans, respectively. Any amounts remaining after each such application shall be applied to prepay Eurodollar Term Loans or Eurodollar Revolving Loans, as applicable.

  (f)
  Notice of Prepayment.    The Borrower shall notify the Lender by written notice of any prepayment hereunder five Business Days before the date of prepayment. Each such notice shall be irrevocable. Each such notice shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Credit Extension of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing and otherwise in accordance with this Section 2.10. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.06.

        SECTION 2.11Alternate Rate of Interest.    If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

  (a)
  the Lender determines (which determination shall be final and conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBOR Rate for such Interest Period; or

  (b)
  the Lender determines that the LIBOR Rate for such Interest Period will not adequately and fairly reflect the cost to the Lender of making or maintaining its Loans included in such Borrowing for such Interest Period;

then the Lender shall give written notice thereof to the Borrower as promptly as practicable thereafter and, until the Lender notifies the Borrower that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

        SECTION 2.12Yield Protection.

  (a)
  Increased Costs Generally.    If any Change in Law shall:

  (i)
  impose on or deem applicable to the Lender any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in, by commercial banks or other regulated financial institutions;

  (ii)
  subject the Lender to any tax of any kind whatsoever with respect to this Agreement or any Eurodollar Loan made by it, or change the basis of taxation of payments to the Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 2.15 and the imposition of, or any change in the rate of, any Excluded Tax payable by the Lender); or

  (iii)
  impose on the Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Loans made by the Lender;

and the result of any of the foregoing shall be to increase the cost to the Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by the Lender hereunder (whether of principal, interest or any other amount), then, upon request of the Lender, the Borrower will pay to the Lender such additional amount or amounts as will compensate the Lender for such additional costs incurred or reduction suffered.

  (b)
  Capital Requirements.    Only to the extent applicable to the Lender, if the Lender determines (in good faith, but in its sole absolute discretion) that any Change in Law affecting the Lender or the Lender's holding company, if any, regarding regulatory capital requirements has or would have the effect of reducing the rate of return on the Lender's capital or on the capital of the Lender's holding company, if any, as a consequence of this Agreement, the Commitments of the Lender or the Loans made by the Lender to a level below that which the Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration the Lender's policies and the policies of the Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to the Lender such additional amount or amounts as will compensate the Lender or such Lender's holding company for any such reduction suffered.

  (c)
  Eurocurrency Adjustments.    The Borrower shall pay to the Lender, as long as the Lender shall be required to maintain reserves under Regulation D with respect to "Eurocurrency liabilities" within the meaning of Regulation D, or under any similar or successor regulation with respect Eurocurrency liabilities or Eurocurrency funding, additional interest on the unpaid principal amount of each Eurodollar Loan equal to the actual costs of such reserves allocated to such Eurodollar Loan by the Lender (as determined by the Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such LIBOR Loan, provided the Borrower shall have received at least ten days prior notice of such additional interest from the Lender. If the Lender fails to give notice ten days prior to the relevant interest payment date, such additional interest shall be due and payable ten days from receipt of such notice.

  (d)
  Certificates for Reimbursement.    A certificate of the Lender setting forth the amount or amounts necessary to compensate the Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) or (c) of this Section 2.12 and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay the Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

  (e)
  Delay in Requests.    Failure or delay on the part of the Lender to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of the Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate the Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that the Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of the Lender's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

        SECTION 2.13Breakage Payments.    In the event of (a) the payment or prepayment, whether optional or mandatory, of any principal of any Eurodollar Loan earlier than the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan earlier than the last day of the Interest Period applicable thereto or (c) the failure to borrow, convert, continue or prepay any Revolving Loan or Term Loan on the date specified in any notice delivered pursuant hereto, then, in any such event, the Borrower shall compensate the Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to the Lender shall be deemed to include an amount determined by the Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred at the LIBOR Rate applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the LIBOR Rate on the first day of such period, for dollar deposits of a comparable amount and period. A certificate of the Lender setting forth in reasonable detail any amount or amounts that the Lender is entitled to receive pursuant to this Section 2.13 shall be delivered to the Borrower and shall be conclusive and binding absent manifest error. The Borrower shall pay the Lender the amount shown as due on any such certificate within ten days after receipt thereof.

        SECTION 2.14Payments Generally.

  (a)
  Payments Generally.    The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or of amounts payable under Section 2.12, 2.13, 2.15 or 8.03, or otherwise) on or before the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time), on the date when due, in immediately available funds, without setoff, deduction or counterclaim. Any amounts received after such time on any date shall be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the account of the Lender specified in Schedule 2.14 hereto, unless otherwise directed in writing by the Lender. If any payment under any Loan Document shall be due on a day that is not a Business Day, unless specified otherwise, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars, except as expressly specified otherwise.

        SECTION 2.15Taxes.

  (a)
  Payments Free of Taxes.    Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required by applicable Requirements of Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Requirements of Law.

  (b)
  Payment of Other Taxes by the Borrower.    Without limiting the provisions of paragraph (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Requirements of Law.

  (c)
  Indemnification by the Borrower.    The Borrower shall indemnify the Lender, within 10 Business Days after written demand therefor (which demand shall set forth in reasonable detail the basis and calculation of such amounts), for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Lender and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by the Lender shall be conclusive absent manifest error.

  (d)
  Evidence of Payments.    As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.

  (e)
  Status of Lender.    If the Lender is a Foreign Lender it shall, to the extent it may lawfully do so, deliver to the Borrower on or prior to the Closing Date (and from time to time thereafter upon the request of the Borrower, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

  (i)
  duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

  (ii)
  duly completed copies of Internal Revenue Service Form W-8ECI,

  (iii)
  in the event the Lender is claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate, in form reasonably acceptable to the Lender, to the effect that the Lender is not (A) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

  (iv)
  any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable

      Requirements of Law to permit the Borrower to determine the withholding or deduction required to be made.

  (f)
  Treatment of Certain Refunds.    If the Lender determines, in its sole discretion, that it has received a refund of (or credit in lieu of a refund for) any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund or credit (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund or credit), net of all out-of-pocket expenses of the Lender, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Lender agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender in the event the Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other person. Notwithstanding anything to the contrary, in no event will the Lender be required to pay any amount to the Borrower the payment of which would place the Lender in a less favorable net after-tax position than the Lender would have been in if the additional amounts giving rise to such refund of any Indemnified Taxes or Other Taxes had never been paid. Upon the reasonable request of the Borrower (and at the Borrower's expense), the Lender shall use reasonable efforts to cooperate with the Borrower with a view to obtaining a refund of any Indemnified or other Taxes with respect to which the Borrower or any other Loan Party has paid any amounts pursuant to Section 2.15 and which the Borrower, on advice of counsel, reasonably believes were not correctly or legally asserted by the relevant Governmental Authority; provided that the Lender shall not be required to (i) take any action that the Lender determines, in its sole discretion, would have an adverse effect on the Lender or (ii) disclose any information that it deems to be confidential.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

        The Borrower represents and warrants to the Lender that:

        SECTION 3.01Organization; Powers.    Each Company Entity (a) is duly organized and validly existing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to carry on its business as now conducted and to own and lease its property and (c) is qualified and in good standing (to the extent such concept is applicable in the applicable jurisdiction) to do business in every jurisdiction where such qualification is required, except in such jurisdictions where the failure to so qualify or be in good standing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. There is no existing default under any Organizational Document of any Company Entity or any event which, with the giving of notice or passage of time or both, would constitute a default by any party thereunder.

        SECTION 3.02Authorization; Enforceability.    The Transactions to be entered into by each Company Entity are within such Company Entity's powers and have been duly authorized by all necessary action on the part of such Company Entity. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by the Borrower will constitute, a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

        SECTION 3.03No Conflicts.    Except as otherwise disclosed in Schedules 4.5(b) and 5.5(a) and (b) to the Business Combination Agreement, the Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect and (ii) consents, approvals, registrations, filings, permits or actions the failure to obtain or perform which could not reasonably be expected to result in a Material Adverse Effect, (b) will not violate the Organizational Documents of any Company Entity, (c) will not violate any Requirement of Law, (d) will not violate or result in a default or require any consent or approval under any indenture, agreement or other instrument binding upon any Company Entity or its property, or give rise to a right thereunder to require any payment to be made by any Company Entity, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect, and (e) will not result in the creation or imposition of any Lien on any property of any Company Entity, except Permitted Liens.

        SECTION 3.04Financial Statements; Projections.

  (a)
  Historical Financial Statements.    The Borrower has heretofore delivered to the Lender the consolidated balance sheets and related statements of income, stockholders' equity and cash flows of the Borrower (i) as of and for the fiscal years ended March 31, 2007 and March 31, 2006, audited by and accompanied by the unqualified opinion of PricewaterhouseCoopers LLP, independent public accountants, and (ii) as of and for the nine-month period ended December 31, 2007, certified by the chief financial officer of the Borrower. Such financial statements and all financial statements delivered pursuant to Sections 5.01(a), (b) and (c) have been prepared in accordance with GAAP and present fairly and accurately the financial condition and results of operations and cash flows of the Borrower as of the dates and for the periods to which they relate.

  (b)
  No Liabilities.    Except as set forth in the financial statements referred to in Section 3.04(a), there are no liabilities of any Company Entity of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, which could reasonably be expected to result in a Material Adverse Effect, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than liabilities under the Loan Documents. Since March 31, 2008, there has been no event, change, circumstance or occurrence that, individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect.

        SECTION 3.05Properties.    Each Company Entity has good title to, or valid leasehold interests in, all its property material to its business, free and clear of all Liens except for Permitted Liens and minor irregularities or deficiencies in title that, individually or in the aggregate, do not interfere with its ability to conduct its business as currently conducted or to utilize such property for its intended purpose. The property of the Company Entities, taken as a whole, (i) is generally in good operating order, condition and repair (ordinary wear and tear excepted) and (ii) constitutes all the property which is required for the business and operations of the Company Entities as presently conducted.

        SECTION 3.06Intellectual Property.    Except as otherwise disclosed in Schedule 3.06 hereto or in Schedule 4.18 or 5.18(i) or (j) to the Business Combination Agreement, each Company Entity owns, or is licensed to use, all patents, patent applications, trademarks, trade names, service marks, copyrights, technology, trade secrets, proprietary information, domain names, know-how and processes necessary for the conduct of its business as currently conducted (the "Intellectual Property"), except for those the failure to own or license which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No claim has been asserted and is pending by any person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Company Entity know of any valid basis for any such claim. The use of such Intellectual Property by each Company Entity does not infringe the rights of any person, except for such claims and infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

        SECTION 3.07Equity Interests and Subsidiaries.    All Equity Interests of each Company Entity are duly and validly issued and are fully paid and non-assessable, and, other than the Equity Interests of the Borrower, are owned by the Borrower, directly or indirectly through its Subsidiaries.

        SECTION 3.08Litigation; Compliance with Laws.    Except as otherwise disclosed in Schedule 3.08 hereto or in Schedule 4.13 or 5.13 to the Business Combination Agreement, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending or, to the knowledge of any Company Entity, threatened against or affecting any Company Entity or any business, property or rights of any Company Entity (i) that involve any Loan Document or any of the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. Except for matters covered by Section 3.17, no Company Entity or any of its property is in violation of, nor will the continued operation of its property as currently conducted violate, any Requirements of Law (including any zoning or building ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting any Company Entity's Real Property or is in default with respect to any Requirement of Law, where such violation or default, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

        SECTION 3.09Agreements.

  (a)
  Generally.    No Company Entity is a party to any agreement or instrument or subject to any corporate or other constitutional restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect or that could reasonably be expected to impair materially the Borrower's compliance with the terms of the Loan Documents. No Company Entity is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other agreement or instrument to which it is a party or by which it or any of its property is or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default.

  (b)
  Dividend Limitations.    No Subsidiary of the Borrower is party to any agreement or instrument or subject to any other restriction that encumbers or otherwise restricts the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary, or pay any Indebtedness owed to the Borrower or a Subsidiary, (b) make loans or advances to the Borrower or any Subsidiary or (c) transfer any of its properties to the Borrower or any Subsidiary, except for such encumbrances or restrictions permitted to exist pursuant to Section 6.09 hereof.

  (c)
  Restrictions on Cash Equivalents.    No Company Entity is party to any agreement or instrument (other than the Loan Documents) or subject to any other restriction that prohibits or otherwise limits the ability of the Borrower to access and apply its available cash and Cash Equivalents for more than thirty consecutive days.

        SECTION 3.10Federal Reserve Regulations.    No Company Entity is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock. No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Board, including Regulation T, U or X.

        SECTION 3.11Investment Company Act.    No Company Entity is an "investment company" or a company "controlled" by an "investment company," as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

        SECTION 3.12Use of Proceeds.    The Borrower will use the proceeds of (a) the Tranche A Loans solely to consummate the Tender Offer and to pay related fees and expenses, (b) the Tranche B Loans solely to refinance, in its entirety, the Vivendi Games Facility and to pay related fees and expenses and (c) the Revolving Loans after the Closing Date for general corporate purposes (including those described in Section 5.07).

        SECTION 3.13Taxes.    Each Company Entity has (a) timely filed or caused to be timely filed all federal Tax Returns and all material state, local and foreign Tax Returns or materials required to have been filed by it and all such Tax Returns are true and correct in all material respects and (b) duly and timely paid, collected or remitted or caused to be duly and timely paid, collected or remitted all Taxes (whether or not shown on any Tax Return) due and payable, collectible or remittable by it and all assessments received by it, except Taxes (i) that are being contested in good faith by appropriate proceedings and for which such Company Entity has set aside on its books adequate reserves in accordance with GAAP and (ii) which could not, individually or in the aggregate, have a Material Adverse Effect. Each Company Entity has made adequate provision in accordance with GAAP for all Taxes not yet due and payable. Each Company Entity is unaware of any proposed or pending tax assessments, deficiencies or audits that could be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect. Except as could not be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect, no Company Entity has ever (a) been a party to any understanding or arrangement constituting a "tax shelter" within the meaning of Section 6662(d)(2)(C)(ii) of the Code, or within the meaning of Section 6111(c) or Section 6111(d) of the Code as in effect immediately prior to the enactment of the American Jobs Creation Act of 2004, or (b) "participated" in a "reportable transaction" within the meaning of Treasury Regulation Section 1.6011-4.

        SECTION 3.14No Material Misstatements.    The information, reports, financial statements, certificates, exhibits and or schedules furnished by or on behalf of any Company Entity to the Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, taken as a whole, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading as of the date such information is dated or certified; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, the Borrower represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule.

        SECTION 3.15Solvency.    Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan, (a) the fair value of the properties of the Borrower (individually and on a consolidated basis with its Subsidiaries) will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Borrower (individually and on a consolidated basis with its Subsidiaries) will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower (individually and on a consolidated basis with its Subsidiaries) will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower (individually and on a consolidated basis with its Subsidiaries) will not have unreasonably small capital with which to conduct its business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

        SECTION 3.16Employee Benefit Plans.    Each Company Entity and, to the knowledge of the Company Entities, each of the Company Entities' ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of any Company Entity or any of its ERISA Affiliates or the imposition of a Lien on any of the property of any Company Entity. Using actuarial assumptions and computation methods consistent with subpart I of subtitle E of Title IV of ERISA, the aggregate liabilities of each Company Entity or its ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan, could not reasonably be expected to result in a Material Adverse Effect. To the extent applicable, each Foreign Plan has been maintained in material compliance with its terms and with the requirements of any and all applicable Requirements of Law and has been maintained, where required, in good standing with applicable regulatory authorities. No Company Entity has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Plan. Except to the extent any such excess could not reasonably be expected to have a Material Adverse Effect, the present value of the accrued benefit liabilities (whether or not vested) under each Plan which is funded, determined as of the end of the most recently ended fiscal year of the respective Company Entity on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the property of such Plan, and for each Plan which is not funded, the obligations of such Plan are properly accrued.

        SECTION 3.17Environmental Matters.

  (a)
  Except as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect:

  (i)
  The Company Entities and their businesses, operations and Real Property are in compliance with, and the Company Entities have no liability under, any applicable Environmental Law; and under the currently effective business plan of the Company Entities, no expenditures or operational adjustments will be required in order to comply with applicable Environmental Laws during the next five years;

  (ii)
  The Company Entities have obtained all Environmental Permits required for the conduct of their businesses and operations, and the ownership, operation and use of their property, under Environmental Law, all such Environmental Permits are valid and in good standing and, under the currently effective business plan of the Company Entities, no expenditures or operational adjustments will be required in order to renew or modify such Environmental Permits during the next five years;

  (iii)
  There has been no Release or threatened Release of Hazardous Material on, at, under or from any Real Property or facility presently or formerly owned, leased or operated by the Company Entities or their predecessors in interest that could result in liability by the Company Entities under any applicable Environmental Law;

  (iv)
  There is no Environmental Claim pending or, to the knowledge of the Company Entities, threatened against the Company Entities, or relating to the Real Property currently or formerly owned, leased or operated by the Company Entities or their predecessors in interest or relating to the operations of the Company Entities, and there are no actions, activities, circumstances, conditions, events or incidents that could form the basis of such an Environmental Claim; and

  (v)
  No person with an indemnity or contribution obligation to the Company Entities relating to compliance with or liability under Environmental Law is in default with respect to such obligation.

  (b)
  Except as set forth in the Activision Disclosure Schedule or the Games Disclosure Schedule (as defined in the Business Combination Agreement):

  (i)
  No Company Entity is obligated to perform any action or otherwise incur any expense under Environmental Law pursuant to any order, decree, judgment or agreement by which it is bound or has assumed by contract, agreement or operation of law, and no Company Entity is conducting or financing any Response pursuant to any Environmental Law with respect to any Real Property or any other location;

  (ii)
  No Real Property or facility owned, operated or leased by the Company Entities and, to the knowledge of the Company Entities, no Real Property or facility formerly owned, operated or leased by the Company Entities or any of their predecessors in interest is (i) listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA or (ii) listed on the Comprehensive Environmental Response, Compensation and Liability Information System promulgated pursuant to CERCLA or (iii) included on any similar list maintained by any Governmental Authority including any such list relating to petroleum;

  (iii)
  No Lien has been recorded or, to the knowledge of any Company Entity, threatened under any Environmental Law with respect to any Real Property or other assets of the Company Entities;

  (iv)
  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not require any notification, registration, filing, reporting, disclosure, investigation, remediation or cleanup pursuant to any Governmental Real Property Disclosure Requirements or any other applicable Environmental Law; and

  (v)
  The Company Entities have made available to the Lender all material records and files in the possession, custody or control of, or otherwise reasonably available to, the Company Entities concerning compliance with or liability under Environmental Law, including those concerning the actual or suspected existence of Hazardous Material at Real Property or facilities currently or formerly owned, operated, leased or used by the Company Entities.

        SECTION 3.18Insurance.    All insurance maintained by the Company Entities is in full force and effect, all premiums have been duly paid, no Company Entity has received notice of violation or cancellation thereof and the use, occupancy and operation of the properties of the Company Entities comply in all material respects with all conditions to the continued effectiveness of all such insurance maintained by the Company Entities. Each Company Entity has insurance in such amounts and covering such risks and liabilities as are customary for companies of a similar size engaged in similar businesses in similar locations.

        SECTION 3.19Anti-Terrorism Law.

  (a)
  Neither the Borrower nor, to the knowledge of the Borrower, any of its Affiliates is in violation of any Requirement of Law relating to terrorism or money laundering ("Anti-Terrorism Laws"), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the "Executive Order"), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

  (b)
  Neither the Borrower nor, to the knowledge of the Borrower, any Affiliate or broker or other agent of the Borrower acting or benefiting in any capacity in connection with the Loans is any of the following:

  (i)
  a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

    (ii)
    a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

    (iii)
    a person with which the Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

    (iv)
    a person that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order; or

    (v)
    a person that is named as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control ("OFAC") at its official website or any replacement website or other replacement official publication of such list.

  (c)
  Neither the Borrower nor, to the knowledge of the Borrower, any broker or other agent of the Borrower acting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in paragraph (b) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

        SECTION 3.20Subordination of Subordinated Indebtedness.    The Obligations are unsubordinated obligations of the Borrower pari passu in right of payment with all other unsubordinated obligations of the Borrower and constitute "Senior Debt" or other similar term under any instrument of the Borrower purporting to subordinate in right of payment the obligations under such instrument to the prior payment in full of any other obligation of the Borrower.

ARTICLE IV
CONDITIONS TO CREDIT EXTENSIONS

        SECTION 4.01Conditions to Initial Credit Extension.    The obligation of the Lender to fund the initial Credit Extension on or after the Closing Date shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 4.01.

  (a)
  Loan Documents.    There shall have been delivered to the Lender a counterpart of each of the Loan Documents executed by the Borrower, and all legal matters incident to this Agreement, the Credit Extensions hereunder and the other Loan Documents shall be satisfactory to the Lender.

  (b)
  Corporate Documents.    The Lender shall have received:

  (i)
  a certificate of the secretary of the Borrower dated the Closing Date, certifying (A) that attached thereto is a true and complete copy of each Organizational Document of the Borrower certified (to the extent applicable) as of a recent date by the Secretary of State of the state of its organization, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance of the Loan Documents and the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect and (C) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of the Borrower (together with a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary executing the certificate described in this clause (i)); and

    (ii)
    a certificate as to the good standing of the Borrower (in so-called "long-form" if available) as of a recent date, from such Secretary of State (or other applicable Governmental Authority).

  (c)
  Officers' Certificate.    The Lender shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Borrower, confirming satisfaction of the conditions precedent set forth in this Section 4.01 and Sections 4.04(b), (c), and (d).

  (d)
  Opinions of Counsel.    The Lender shall have received a favorable written opinion of (i) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Borrower, (A) dated the Closing Date, (B) addressed to the Lender and (C) covering such matters relating to the Loan Documents as the Lender shall reasonably request.

  (e)
  Business Combination Agreement.    The "Closing" (as defined in the Business Combination Agreement) shall have occurred under and in accordance with the Business Combination Agreement.

  (f)
  Fees.    The Lender shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including the legal fees and expenses of Gibson, Dunn & Crutcher LLP, solely in its capacity as counsel to the Lender) required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

        SECTION 4.02Conditions to the Tranche A Loan.    In addition to satisfaction of the conditions precedent set forth in Section 4.01, the obligation of the Lender to fund the Tranche A Loan requested to be made by it shall be subject to the prior or concurrent satisfaction of the following additional conditions precedent:

  (a)
  Tranche A Commitment Termination Date.    The Tranche A Commitment Termination Date shall not have occurred;

  (b)
  Tender Offer Closing Date.    The Tender Offer Closing Date shall have occurred;

  (c)
  Aggregate Required Offer Consideration.    The amount of the Aggregate Required Offer Consideration (as defined in the Business Combination Agreement) payable on the Tender Offer Closing Date shall exceed $3.628 billion; and

  (d)
  Closing Certificate.    The Lender shall have received not less than two Business Days prior to the date on which the Borrower requests the Credit Extension of the Tranche A Loan, a certificate signed by the chief financial officer of the Borrower certifying (A) that the foregoing conditions precedent have been satisfied, (B) the Aggregate Required Offer Consideration, and (C) that the amount of the Tranche A Loan requested to be funded does not exceed the Tranche A Commitment.

        SECTION 4.03Conditions to the Tranche B Loan.    In addition to satisfaction of the conditions precedent set forth in Section 4.01, the obligation of the Lender to fund the Tranche B Loan requested to be made by it shall be subject to the prior or concurrent satisfaction of the following additional conditions precedent (the date on which the Tranche B Loan is funded, if ever, being referred to herein as the "Tranche B Funding Date"):

  (a)
  Tranche B Commitment Termination Date.    The Tranche B Commitment Termination Date shall not have occurred; and

  (b)
  Vivendi Games Facility Repayment Date.    On the date of the funding of the Tranche B Loan, all Indebtedness outstanding under the Vivendi Games Facility shall, with the proceeds of the Tranche B Loan, be paid off in full, all other obligations of the borrower thereunder shall be satisfied (other than contingent indemnity obligations that survive the repayment of such Indebtedness and the termination of the lending commitments thereunder) and all lending commitments of the lender thereunder terminated.

        SECTION 4.04Conditions to Each Revolving Loan.    In addition to satisfaction of the conditions precedent set forth in Section 4.01, the obligation of the Lender to make each Revolving Loan shall be subject to the satisfaction of each of the conditions precedent set forth below.

  (a)
  Notice.    The Lender shall have received a Borrowing Request pursuant to Section 2.03.

  (b)
  No Default.    The Borrower shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and, at the time of and immediately after giving effect to such Credit Extension and the application of the proceeds thereof, no Default or Event of Default shall have occurred and be continuing.

  (c)
  Representations and Warranties.    Each of the representations and warranties made by the Borrower set forth in Article III hereof or in any other Loan Document shall be true and correct in all material respects (except that any representation and warranty that is qualified as to "materiality" or "Material Adverse Effect" shall be true and correct in all respects) on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

  (d)
  No Legal Impediment.    No order, judgment or decree of any Governmental Authority shall purport to restrain the Lender from making any Loans to be made by it. No injunction or other restraining order shall have been issued, shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder.

        The delivery of a Borrowing Request and the acceptance by the Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by the Borrower that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the conditions contained in Sections 4.04(b) through (d) have been satisfied. The Borrower shall provide such information (including calculations in reasonable detail of the covenant in Section 6.08) as the Lender may reasonably request to confirm that the conditions in Sections 4.04(b) through (d) have been satisfied.

ARTICLE V
AFFIRMATIVE COVENANTS

        The Borrower covenants and agrees with the Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full, unless the Lender shall otherwise consent in writing, the Borrower will, and will cause each of its Subsidiaries to:

        SECTION 5.01Financial Statements, Reports, etc.    Furnish to the Lender:

  (a)
  Annual Reports.    As soon as available and in any event within 90 days after the end of each fiscal year (or such earlier date on which the Borrower is required to file a Form 10-K under the Exchange Act), beginning with the fiscal year ending March 31, 2009, (i) the consolidated balance sheet of the Borrower as of the end of such fiscal year and related consolidated statements of income, cash flows and stockholders' equity for such fiscal year, in comparative form with such financial statements as of the end of, and for, the preceding fiscal year, and notes thereto (together with a consolidating balance sheet and statements of income and cash flows for the Borrower and the Subsidiaries), all prepared in accordance with GAAP and accompanied by an opinion of PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing satisfactory to the Lender (which opinion shall not be qualified as to scope or contain any going concern or other material qualification), stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of the Borrower as of the dates and for the periods specified in accordance with GAAP, (ii) a management report in a form reasonably satisfactory to the Lender setting forth key operational information and statistics for such fiscal year consistent with internal and industry-wide reporting standards, and (iii) a narrative report and management's discussion and analysis, in a form reasonably satisfactory to the Lender, of the financial condition and results of operations of the Borrower for such fiscal year, as compared to amounts for the previous fiscal year (it being understood that the information required by clauses (i), (ii) and (iii) may be furnished in the form of the Borrower's annual report on Form 10-K);

  (b)
  Quarterly Reports.    As soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year (or such earlier date on which the Borrower is required to file a Form 10-Q under the Exchange Act), beginning with the fiscal quarter ending after the Closing Date, (i) the consolidated balance sheet of the Borrower as of the end of such fiscal quarter and related consolidated statements of income and cash flows for such fiscal quarter and for the then elapsed portion of the fiscal year, in comparative form with the consolidated statements of income and cash flows for the comparable periods in the previous fiscal year, and notes thereto (together with a consolidating balance sheet and statements of income and cash flows of the Company Entities), all prepared in accordance with GAAP and accompanied by a certificate of the chief financial officer stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of the Borrower as of the date and for the periods specified in accordance with GAAP and on a basis consistent with audited financial statements referred to in clause (a) of this Section, subject to normal year-end audit adjustments, (ii) a management report in a form reasonably satisfactory to the Lender setting forth key operational information and statistics for such fiscal quarter and for the then elapsed portion of the fiscal year consistent with internal and industry-wide reporting standards, and (iii) a narrative report and management's discussion and analysis, in a form reasonably satisfactory to the Lender, of the financial condition and results of operations for such fiscal quarter and the then elapsed portion of the fiscal year, as compared to the comparable periods in the previous fiscal year (it being understood that the information required by clauses (i), (ii) and (iii) may be furnished in the form of the Borrower's quarterly report on Form 10-Q);

  (c)
  Chief Financial Officer's Certificate.    (i) Concurrently with any delivery of financial statements under Section 5.01(a) or (b), a Compliance Certificate (A) certifying that no Default or Event of Default has occurred since the then most recent Compliance Certificate or, if such a Default or Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, and (B) beginning with the fiscal quarter ending after the Closing Date, setting forth computations in reasonable detail satisfactory to the Lender demonstrating (x) compliance with the covenant contained in Section 6.08, and (y) the aggregate principal amounts of Indebtedness, Consolidated Net Indebtedness, Net Debt and Priority Debt outstanding on the last day of the period covered by such financial statements, and (ii) concurrently with any delivery of financial statements under Section 5.01(a) above, beginning with the fiscal year ended March 31, 2009, a report of the accounting firm certifying such financial statements stating that in the course of its regular audit of the financial statements of the Company Entities, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge that the Borrower was out of compliance with Section 6.08 as of the last day of the period to which such financial statements relate, or, if in the opinion of such accounting firm such noncompliance did exist, specifying the nature thereof;

  (d)
  Public Reports.    Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Company Entity with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor), as the case may be;

  (e)
  Management Letters.    Promptly after the receipt thereof by the Borrower or any of its Subsidiaries, a copy of any "management letter" received by any such person from its certified public accountants and the management's responses thereto;

  (f)
  Other Information.    Promptly upon the request of the Lender from time to time, such other information regarding the operations, business affairs and financial condition of any Company Entity, or compliance with the terms of any Loan Document, as the Lender may reasonably request.

        SECTION 5.02Existence; Businesses and Properties

  (a)
  Do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.04 or, in the case of any Subsidiary, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

  (b)
  Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, privileges, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply with all applicable Requirements of Law (including any zoning, building, Environmental Law, ordinance, code or approval, or any building permits or any restrictions of record or agreements, affecting the Real Property) and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; perform its obligations under all of its material contracts and agreements, except where the failure to perform, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; and at all times maintain, preserve and protect all property material to the conduct of such business and keep such property in good repair, working order and condition (other than wear and tear occurring in the ordinary course of business) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times; provided that nothing in this Section 5.02(b) shall prevent (i) sales of property, consolidations or mergers by or involving any Company Entity not otherwise prohibited hereby; (ii) the withdrawal by any Company Entity of its qualification as a foreign corporation in any jurisdiction where such withdrawal, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; or (iii) the abandonment by any Company Entity of any rights, franchises, licenses, trademarks, trade names, copyrights or patents that such person reasonably determines are not useful to its business or no longer commercially desirable.

        SECTION 5.03Insurance.    Keep its insurable property adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, as is customary with companies in the same or similar businesses, including insurance with respect to properties material to the business of the Borrower against such casualties and contingencies and of such types and in such amounts with such deductibles as is customary in the case of similar businesses, including (i) property casualty insurance, (ii) commercial general liability insurance against claims for bodily injury, death or property damage covering any and all insurable claims, (iii) business interruption insurance, and (iv) worker's compensation insurance and such other insurance as may be required by any Requirement of Law.

        SECTION 5.04 Obligations and Taxes.

  (a)
  Payment of Obligations.    Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, services, materials and supplies or otherwise that, if unpaid, might give rise to a Lien other than a Permitted Lien upon such property or any part thereof; provided that such payment and discharge shall not be required (x) with respect to any such Tax, assessment, charge, levy or claim so long as (i) the validity or amount thereof shall be contested in good faith by appropriate proceedings timely instituted and diligently conducted and the Borrower shall have set aside on its books adequate reserves or other appropriate provisions with respect thereto in accordance with GAAP and (ii) such contest operates to suspend collection of the contested obligation, Tax, assessment or charge and enforcement of a Lien other than a Permitted Lien and (y) in any event, if the failure to pay could not reasonably be expected to result in a Material Adverse Effect.

  (b)
  Filing of Returns.    Timely and correctly file all material Tax Returns required to be filed by it, and withhold, collect and remit all material Taxes that it is required to collect, withhold or remit.

  (c)
  Tax Shelter Reporting.    The Borrower does not intend to treat the Loans as being a "reportable transaction" within the meaning of Treasury Regulation Section 1.6011-4. In the event the Borrower determines to take any action inconsistent with such intention, it will promptly notify the Lender thereof.

        SECTION 5.05Employee Benefits.    (a) Comply in all material respects with the applicable provisions of ERISA and the Code and (b) furnish to the Lender (x) as soon as possible after, and in any event within 15 days after any Responsible Officer of any Company Entity knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of the Company Entities or any of their ERISA Affiliates in an aggregate amount exceeding $5,000,000 or the imposition of a Lien, a statement of the chief financial officer of the Borrower setting forth details as to such ERISA Event and the action, if any, that the Companies propose to take with respect thereto, and (y) upon request by the Lender, copies of (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Company Entity with the Internal Revenue Service with respect to each Plan; (ii) the most recent actuarial valuation report for each Plan; (iii) all notices received by any Company Entity from a Multiemployer Plan sponsor or any governmental agency concerning an ERISA Event; and (iv) such other documents or governmental reports or filings relating to any Plan (or employee benefit plan sponsored or contributed to by any Company Entity) as the Lender shall reasonably request.

        SECTION 5.06Maintaining Records; Access to Properties and Inspections; Annual Meetings.    Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law are made of all dealings and transactions in relation to its business and activities. Each Company Entity will permit any representatives designated by the Lender to visit and inspect the financial records and the property of such Company Entity at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Lender to discuss the affairs, finances, accounts and condition of any Company Entity with the officers and employees thereof and advisors therefor (including independent accountants).

        SECTION 5.07Use of Proceeds.    Use the proceeds of (i) the Tranche A Loan for the purposes of financing directly or indirectly a portion of the Tender Offer Consideration (as defined in the Business Combination Agreement), (ii) the Tranche B Loan to retire the Indebtedness listed on Part I of Schedule 6.01(a) and (iii) the Revolving Loans for general corporate purposes.

        SECTION 5.08Compliance with Environmental Laws; Environmental Reports.    Comply, and cause all lessees and other persons occupying Real Property owned, operated or leased by any Company Entity to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Real Property; obtain and renew all material Environmental Permits applicable to its operations and Real Property; and conduct all Responses required by, and in accordance with, Environmental Laws.

ARTICLE VI
NEGATIVE COVENANTS

        The Borrower covenants and agrees with the Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full, unless the Lender shall otherwise consent in writing, the Borrower will not, and the Borrower will not cause or permit any of its Subsidiaries to:

        SECTION 6.01Indebtedness.    Incur, create or assume, directly or indirectly, any Indebtedness, except:

  (a)
  (i) Indebtedness incurred under this Agreement and the other Loan Documents, (ii) Indebtedness outstanding on the Closing Date and listed on Schedule 6.01(a), and (iii) refinancings or renewals thereof; provided that (A) any such refinancing Indebtedness is in an aggregate principal amount not greater than the aggregate principal amount of the Indebtedness being renewed or refinanced plus any premium, penalty or fee payable in connection with such renewal or refinancing, and (B) any such refinancing Indebtedness has a later or equal final maturity and longer or equal weighted average life than the Indebtedness being renewed or refinanced;

  (b)
  Indebtedness under Hedging Obligations with respect to interest rates, foreign currency exchange rates or commodity prices, in each case not entered into for speculative purposes; provided that if such Hedging Obligations relate to interest rates, (i) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by the Loan Documents and (ii) the notional principal amount of such Hedging Obligations does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate outstanding at the time such Hedging Obligations are incurred;

  (c)
  Indebtedness in respect of Purchase Money Obligations and Capital Lease Obligations, and refinancings or renewals thereof; provided that any such refinancing Indebtedness is in an aggregate principal amount not greater than the aggregate principal amount of the Indebtedness being renewed or refinanced plus any premium, penalty or fee payable in connection with such renewal or refinancing;

  (d)
  Indebtedness in respect of bid, performance or surety bonds and workers' compensation self-insurance obligations incurred by any Company Entity in the ordinary course of business, including Indebtedness of any Company Entity with respect to letters of credit supporting such bid, performance or surety bonds or workers' compensation self-insurance obligations (in each case other than for an obligation for money borrowed);

  (e)
  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, including, in respect of intraday, ACH and purchasing card/T&E services;

  (f)
  Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

  (g)
  Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary;

  (h)
  Indebtedness arising from agreements of the Borrower or any Subsidiary providing for adjustment of purchase or acquisition price, "earnout" obligations, obligations to repurchase or redeem equity interests issued in connection with Permitted Acquisitions and other deferred contingent purchase price obligations or other similar obligations, in each case, incurred or assumed in connection with any Permitted Acquisition;

  (i)
  Indebtedness consisting of (i) the financing of insurance premiums or (ii) take or pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

  (j)
  (i) Indebtedness in respect of obligations of the Borrower or any Subsidiary to pay the purchase price of goods or services, provided that such obligations are on customary trade terms and are incurred in the ordinary course of business; and (ii) Indebtedness of the Borrower or any Subsidiary in respect of Commercial Letters of Credit;

  (k)
  Indebtedness consisting of obligations of the Borrower or any Subsidiary under deferred compensation or other similar arrangements incurred by such person in the ordinary course of business;

  (l)
  Any margin loan or other financing secured by auction rate securities owned by a Company Entity on the date hereof (less the aggregate principal amount or liquidation value of such auction rate securities that are redeemed, repurchased or repaid, or sold, assigned or otherwise disposed of by the Company Entities, after the date hereof) in an aggregate principal amount at any time outstanding not in excess of the aggregate principal amount or liquidation value, as the case may be, of such pledged auction rate securities; and

  (m)
  Indebtedness of the Borrower or any of its Subsidiaries not otherwise permitted under this Section 6.01 in an aggregate principal amount outstanding at the time of incurrence thereof, after giving effect thereto, not in excess of $1.5 billion less the aggregate principal amount of Net Debt then outstanding; provided, however, that no Indebtedness may be incurred pursuant to this clause (m) if, at the time of such incurrence, such Indebtedness would cause the Total Leverage Ratio to exceed 1.50 to 1.00; provided, further, in no event shall any Subsidiary incur, create or assume any Indebtedness pursuant to this Section 6.01(m) if, after giving effect thereto, the aggregate principal amount of Priority Debt then outstanding would exceed $75.0 million; provided, further, that no Indebtedness described in clause (a) or (b) in the definition thereof that is incurred pursuant to this Section 6.01(m) in excess of $10.0 million in aggregate principal amount at any time outstanding shall have a maturity date that is prior to the Final Maturity Date of the Loans; and provided, further, that for purposes of determining the Borrower's ability to make borrowings under any revolving or contingent credit facility entered into in reliance on this clause (m), compliance with the first proviso to this clause (m)

    shall be required only at the time commitments under such revolving or contingent credit facility are established (and borrowings under such commitment shall thereafter be permitted without regard to such proviso).

        SECTION 6.02Liens.    Create, incur, assume or permit or suffer to exist, directly or indirectly, any Lien on any property now owned or hereafter acquired by it, except the following (collectively, the "Permitted Liens"):

  (a)
  inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or delinquent and Liens for taxes, assessments or governmental charges or levies, which are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien;

  (b)
  Liens in respect of property of any Company Entity imposed by Requirements of Law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, including carriers', warehousemen's, materialmen's, landlords', workmen's, suppliers', repairmen's and mechanics' Liens and other similar Liens arising in the ordinary course of business, and (i) which do not in the aggregate materially detract from the value of the property of the Company Entities, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Company Entities, taken as a whole, and (ii) which, if they secure obligations that are then due and unpaid, are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property subject to any such Lien;

  (c)
  any Lien in existence on the Closing Date and set forth on Schedule 6.02(c) or to the extent not listed in such schedule, where such property or assets have a fair market value that does not exceed $10 million in the aggregate and any Lien granted as a replacement or substitute therefor; provided that any such replacement or substitute Lien (i) secures the same Indebtedness secured by such existing Lien on the Closing Date and refinancing Indebtedness in respect thereof permitted by Section 6.01(a)(iii)(A), and (ii) does not encumber any property other than the property subject to such existing Lien on the Closing Date (any such Lien, an "Existing Lien");

  (d)
  Liens arising out of judgments, attachments or awards not resulting in a Default or an Event of Default;

  (e)
  Liens (other than any Lien imposed by ERISA) (x) imposed by Requirements of Law or deposits made in connection therewith in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation, (y) incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of Indebtedness or other obligations for the payment of borrowed money) or (z) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers; provided that with respect to clauses (x), (y) and (z) of this clause (f), such Liens are for amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, which proceedings for orders entered in connection with such proceedings have the effect of preventing the forfeiture or sale of the property subject to any such Lien;

  (f)
  Leases of the properties of any Company Entity granted by such Company Entity to third parties, in each case entered into in the ordinary course of such Company Entity's business so long as such Leases do not, individually or in the aggregate, interfere in any material respect with the ordinary conduct of the business of any Company Entity;

  (g)
  Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Company Entity in the ordinary course of business in accordance with the past practices of such Company Entity;

  (h)
  Other Liens securing Indebtedness, including Indebtedness incurred (x) pursuant to Section 6.01(c) provided that any such Liens attach only to the property being so financed and do not encumber any other property of any Company Entity and (y) pursuant to Section 6.01(m); provided, however, that in no event shall the Borrower or any Subsidiary create, incur or assume or suffer or permit to exist any Lien on any of its property if, after giving effect thereto or as a result thereof, the aggregate principal amount of Priority Debt then outstanding would exceed $75.0 million;

  (i)
  Liens in favor of a lessor or sublessor not securing Indebtedness limited to personal property assets and fixtures located within the leased property;

  (j)
  Liens securing Indebtedness incurred pursuant to Section 6.01(l) provided that any such Liens attach only to the auction rate securities being so financed and do not encumber any other property of any Company Entity;

  (k)
  Liens on or in cash or Cash Equivalents (i) securing Indebtedness in respect of commercial or trade letters of credit incurred pursuant to Section 6.01(j)(ii), and (ii) in an aggregate amount not in excess of $10.0 million securing Indebtedness in respect of standby letters of credit incurred pursuant to Section 6.01(d);

  (l)
  bankers' Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by any Company Entity, in each case in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that, unless such Liens are non-consensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

  (m)
  licenses of Intellectual Property granted by any Company Entity in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Company Entities;

  (n)
  deposits and other Liens to secure the performance of bids, trade contracts (other than for Indebtedness), leases, statutory obligations, surety and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements with utilities, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof) incurred by the Borrower or any Subsidiary in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business; and

  (o)
  Liens in favor of any Company Entity.

        SECTION 6.03Investment, Loan and Advances.    Directly or indirectly, lend money or extend credit (by way of guarantee or otherwise) or make advances to any person, or purchase or acquire any stock, bonds, notes, debentures or other obligations or securities of, or any other equity interest or other interest in, or make any capital contribution to, any other person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract (all of the foregoing, collectively, "Investments"), except that the following shall be permitted:

  (a)
  the Company Entities may consummate the Transactions in accordance with the Business Combination Agreement;

  (b)
  Investments outstanding on the Closing Date and identified on Schedule 6.03(b);

  (c)
  the Company Entities may (i) acquire and hold accounts receivables owing to any of them if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms, (ii) invest in, acquire and hold cash and Cash Equivalents, (iii) endorse negotiable instruments held for collection in the ordinary course of business or (iv) make lease, utility and other similar deposits in the ordinary course of business;

  (d)
  Hedging Obligations incurred pursuant to Section 6.01(b);

  (e)
  Investments in securities of trade creditors or customers in the ordinary course of business received upon foreclosure or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

  (f)
  Investments comprised of non-cash consideration received by the Borrower or any Subsidiary in connection with an Asset Sale;

  (g)
  Permitted Acquisitions in compliance with Section 6.05;

  (h)
  Investments in a Subsidiary of the Borrower that either (i) immediately prior to and after the Investment, was a Wholly Owned Subsidiary or (ii) has executed and delivered to the Lender an unconditional guaranty of the Obligations, in form and substance satisfactory to the Lender (together with an opinion of counsel satisfactory to the Lender relating to such guaranty and such other documentation relating thereto as the Lender may request, all in form and substance satisfactory to the Lender); and

  (i)
  other Investments in an aggregate amount for all such Investments not to exceed $30.0 million at any time outstanding.

An Investment shall be deemed to be outstanding to the extent not returned in the same form as the original Investment to a Company Entity.

        SECTION 6.04Mergers and Consolidations.    Wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation (or agree to do any of the foregoing at any future time), except that the following shall be permitted:

  (a)
  the Transactions contemplated by the Business Combination Agreement;

  (b)
  Permitted Acquisitions in compliance with Section 6.05;

  (c)
  the merger or consolidation of any Subsidiary with or into the Borrower or any other Subsidiary in a transaction in which the surviving entity is the Borrower or, if the Borrower is not a party to such transaction, a Wholly Owned Subsidiary (or a Subsidiary that has executed and delivered to the Lender an unconditional guaranty of the Obligations, in form and substance satisfactory to the Lender (together with an opinion of counsel satisfactory to the Lender relating to such guaranty and such other documentation relating thereto as the Lender may request, all in form and substance satisfactory to the Lender));

  (d)
  as long as no Event of Default exists, and no Default or Event of Default would result therefrom, any Subsidiary may merge or consolidate with or into any other person in order to effect an Investment otherwise permitted under Section 6.03 hereto so long as the surviving person shall be a Wholly Owned Subsidiary (or a Subsidiary that has executed and delivered to the Lender an unconditional guaranty of the Obligations, in form and substance satisfactory to the Lender (together with an opinion of counsel satisfactory to the Lender relating to such guaranty and such other documentation relating thereto as the Lender may request, all in form and substance satisfactory to the Lender));

  (e)
  any Subsidiary may dissolve, liquidate or wind up its affairs at any time; provided, that such dissolution, liquidation or winding up, as applicable, could not reasonably be expected to have a Material Adverse Effect.

        SECTION 6.05Acquisitions. Purchase or otherwise acquire all or any substantial portion of the property of any person or of any business or division of any person, or purchase or acquire (including by merger or consolidation) Equity Interests of any person, except that the following shall be permitted:

  (a)
  Investments made in compliance with Section 6.03;

  (b)
  the Transactions contemplated by the Business Combination Agreement; and

  (c)
  Permitted Acquisitions.

        SECTION 6.06Restricted Payments.    Authorize, declare or pay, directly or indirectly, any Restricted Payment, except that so long as no Default or Event of Default shall have occurred and be continuing, the following shall be permitted:

  (a)
  The Borrower may declare and pay dividend payments or other distributions payable solely in the common stock or other Equity Interests of the Borrower;

  (b)
  The Borrower and each Subsidiary may declare or pay cash dividends to its stockholders;

  (c)
  Repurchases of Company Equity pursuant to the Tender Offer (as defined in the Business Combination Agreement);

  (d)
  The Borrower may make Restricted Payments the proceeds of which are used to purchase or redeem Equity Interests held by then present or former directors, consultants, officers or employees of any Company Entity or by any Plan or any shareholders' agreement then in effect upon such persons death, disability, retirement or termination of employment or under the terms of any such Plan or any other agreement under which such shares of stock or related rights were issued; and

  (e)
  Other repurchases of Company Equity approved by the Board of Directors of the Borrower.

        SECTION 6.07Transactions with Affiliates.    Enter into, directly or indirectly, any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of any Company Entity (other than solely between or among Company Entities), other than on terms and conditions at least as favorable to such Company Entity as would reasonably be obtained by such Company Entity at that time in a comparable arm's-length transaction with a person other than an Affiliate, except that the following shall be permitted:

  (a)
  Restricted Payments permitted by Section 6.06;

  (b)
  Investments permitted by Section 6.03(a);

  (c)
  reasonable and customary director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements, in each case approved by the Board of Directors of the Borrower;

  (d)
  (A) any employment agreements entered into by the Borrower or any of the Subsidiaries in the ordinary course of business, (B) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with employees, officers or directors entered into in the ordinary course of business, and (C) any employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers employees, and any reasonable employment contract and transactions pursuant thereto;

  (e)
  the payment of fees, reasonable out-of-pocket costs and indemnities to directors, officers, consultants and employees of the Borrower and any Subsidiary in the ordinary course of business;

  (f)
  any transaction in respect of which the Borrower delivers to the Lender a letter addressed to the Board of Directors of the Borrower from an accounting, appraisal or investment banking firm, in each case of nationally recognized standing that is in the good faith determination of the Borrower qualified to render such letter, which letter states that such transaction is on terms that are no less favorable to the Borrower or such Subsidiary, as applicable, than would be obtained in a comparable arm's length transaction with a person that is not an Affiliate;

  (g)
  transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods and services, in each case in the ordinary course of business and otherwise not prohibited by the Loan Documents;

  (h)
  sales of common stock of the Borrower to Affiliates of the Borrower; and

  (i)
  all of the agreements between the Borrower and Parent or any Affiliate of Parent referenced in or contemplated by the Business Combination Agreement, or entered into on or after the Closing Date and approved by the Borrower's Board of Directors in compliance with its Organizational Documents.

        SECTION 6.08Maximum Ratio of Consolidated Indebtedness to Total Capital.    Permit, at any time, Consolidated Net Indebtedness to exceed 20.0% of Total Capital.

        SECTION 6.09Limitation on Certain Restrictions on Subsidiaries.    Directly or indirectly, create or otherwise cause or suffer to exist or become or remain effective any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by Company Entity, or pay any Indebtedness owed to any Company Entity, (b) make loans or advances to any Company Entity or (c) transfer any of its properties to any Company Entity, except for such encumbrances or restrictions existing under or by reason of (i) applicable Requirements of Law; (ii) this Agreement and the other Loan Documents; (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of a Subsidiary; (iv) customary provisions restricting assignment of any agreement entered into by a Subsidiary in the ordinary course of business; (v) any agreement governing Indebtedness (x) of a Foreign Subsidiary permitted by Section 6.01(m) restricting the ability of such Foreign Subsidiary to engage in the transactions described in clause (a), (b) or (c), or (y) secured by a Lien permitted by Section 6.02(c) or (h) restricting the transfer of the property subject thereto; (vi) any agreement in effect at the time such Subsidiary becomes a Subsidiary of the Borrower, so long as such agreement was not entered into in connection with or in contemplation of such person becoming a Subsidiary of the Borrower; or (vii) customary provisions in partnership agreements, limited liability company organizational governance documents, asset sale and stock sale agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company or similar person.

        SECTION 6.10Limitation on Issuance of Capital Stock.    No Subsidiary shall issue or permit to remain outstanding any Preferred Stock (other than Preferred Stock issued to and held by another Company Entity).

        SECTION 6.11Sale Leaseback Transactions.    Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a "Sale Leaseback Transaction") unless the Attributable Indebtedness incurred in connection therewith is permitted by Section 6.01(m) and the Lien incurred in connection therewith is permitted by Section 6.02(h).

ARTICLE VII
EVENTS OF DEFAULT

        SECTION 7.01Events of Default.    Upon the occurrence and during the continuance of the following events ("Events of Default"):

  (a)
  default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment (whether voluntary or mandatory) thereof or by acceleration thereof or otherwise;

  (b)
  default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in paragraph (a) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

  (c)
  any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

  (d)
  default shall be made in the due observance or performance by any Company Entity of any covenant, condition or agreement contained in Section 5.02(a) or 5.07 or in Article VI;

  (e)
  default shall be made in the due observance or performance by any Company Entity of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraphs (a), (b) or (d) immediately above) and such default shall continue unremedied or shall not be waived for a period of 30 days after written notice thereof from the Lender to the Borrower;

  (f)
  any Company Entity shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness (other than the Obligations), when and as the same shall become due and payable beyond any applicable grace period, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee or other representative on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity or become subject to a mandatory offer purchase by the obligor; provided that it shall not constitute an Event of Default pursuant to this paragraph (f) unless the aggregate amount of all such Indebtedness referred to in clauses (i) and (ii) exceeds $25.0 million at any one time (provided that, in the case of Hedging Obligations, the amount counted for this purpose shall be the amount payable by all Company Entities if such Hedging Obligations were terminated at such time);

  (g)
  an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Company Entity, or of a substantial part of the property of any Company Entity, under Title 11 of the U.S. Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Company Entity or for a substantial part of the property of any Company Entity; or (iii) the winding-up or liquidation of any Company Entity; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

  (h)
  any Company Entity shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law; (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (g) above; (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Company Entity or for a substantial part of the property of any Company Entity; (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (v) make a general assignment for the benefit of creditors; (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due; (vii) take any action for the purpose of effecting any of the foregoing; or (viii) wind up or liquidate;

  (i)
  one or more judgments, orders or decrees for the payment of money in an aggregate amount in excess of $25.0 million shall be rendered against any Company Entity or any combination thereof and the same shall remain undischarged, unvacated or unbonded for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon properties of any Company Entity to enforce any such judgment;

  (j)
  one or more ERISA Events or noncompliance with respect to Foreign Plans shall have occurred that, in the reasonable opinion of the Lender, when taken together with all other such ERISA Events and noncompliance with respect to Foreign Plans that have occurred, could reasonably be expected to result in a Material Adverse Effect or in the imposition of a Lien on any properties of a Company Entity;

  (k)
  any Loan Document or any material provisions thereof shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by the Borrower or any other person, or by any Governmental Authority, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or the Borrower shall repudiate or deny any portion of its liability or obligation for the Obligations;

  (l)
  any Company Entity shall be prohibited or otherwise restrained from conducting the business theretofore conducted by it in any manner that has or could reasonably be expected to result in a Material Adverse Effect by virtue of any determination, ruling, decision, decree or order of any court or Governmental Authority of competent jurisdiction;

then, and in every such event (other than an event with respect to the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Lender may by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other Obligations of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event, with respect to the Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other Obligations of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

        SECTION 7.02Application of Proceeds.    The proceeds received by the Lender in respect of any sale of, collection from or other realization upon all or any part of the assets of the Borrower in connection with the exercise of default remedies by the Lender shall be applied by the Lender as follows:

  (a)
  First, to the payment of all reasonable costs and expenses, fees, commissions and taxes of such sale, collection or other realization including compensation to the Lender and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Lender in connection therewith and all amounts for which the Lender is entitled to indemnification pursuant to the provisions of any Loan Document, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

  (b)
  Second, to the payment of all other reasonable costs and expenses of such sale, collection or other realization, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;

  (c)
  Third, without duplication of amounts applied pursuant to clauses (a) and (b) above, to the payment in full in cash, pro rata, of interest and other amounts constituting Obligations (other than principal), in each case equally and ratably in accordance with the respective amounts thereof then due and owing;

  (d)
  Fourth, to the payment in full in cash, pro rata, of principal amount of the Obligations and any premium thereon; and

  (e)
  Fifth, the balance, if any, to the person lawfully entitled thereto (including the Borrower or its successors or assigns) or as a court of competent jurisdiction may direct.

ARTICLE VIII
MISCELLANEOUS

        SECTION 8.01Notices.

  (a)
  Generally.    Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

    (i)
    if to the Borrower, to it at:

    Activision Blizzard, Inc.
    3100 Ocean Park Boulevard
    Santa Monica, CA 90405
    Attention: George Rose
    email: grose@activision.com

    (ii)
    if to the Lender, to it at:

    Vivendi S.A.
    42, avenue de Friedland
    75380 Paris cedex 08
    Attention: Frédéric Crépin
    email: frederic.crepin@vivendi.com

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).

  (b)
  Change of Address, etc.    Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

        SECTION 8.02Waivers; Amendment.

  (a)
  Generally.    No failure or delay by the Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lender hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by this Section 8.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Lender may have had notice or knowledge of such Default at the time. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

  (b)
  Required Consents.    Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended, supplemented or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Lender.

        SECTION 8.03Expenses; Indemnity; Damage Waiver.

  (a)
  Costs and Expenses.    The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Lender and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Lender) in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendment, amendment and restatement, modification or waiver of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the Lender (including the fees, charges and disbursements of any counsel for the Lender) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 8.03, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans and (iii) all documentary and similar taxes and charges in respect of the Loan Documents.

  (b)
  Indemnification by the Borrower.    The Borrower shall indemnify the Lender and each Related Party (each such person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any party hereto or any third party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, or any amendment, amendment and restatement, modification or waiver of the provisions hereof or thereof, or the performance by the parties hereto of their respective obligations hereunder or thereunder, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or Release or threatened Release of Hazardous Materials on, at, under or from any property owned, leased or operated by any Company Entity at any time, or any Environmental Claim related in any way to any Company Entity, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the gross negligence or willful misconduct of such Indemnitee or (y) a knowing and willful breach of such Indemnitee's obligations hereunder or under any other Loan Document.

  (c)
  Waiver of Consequential Damages, Etc.    To the fullest extent permitted by applicable Requirements of Law, the Borrower shall not assert, and the Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

  (d)
  Payments.    All amounts due under this Section shall be payable not later than three Business Days after demand therefor.

        SECTION 8.04Successors and Assigns.

  (a)
  Successors and Assigns Generally.    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender. Lender may not assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section 8.04, (ii) by way of participation in accordance with the provisions of paragraph (c) of this Section 8.04 or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (e) of this Section 8.04 (and any other attempted assignment or transfer by the Borrower or the Lender shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the other Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

  (b)
  Assignments by the Lender.    The Lender may at any time after the Closing Date (or, in respect of the Tranche B Commitment and the Tranche B Loans, after the Tranche B Funding Date) assign to one or more persons (1) all or any portion of the Term Loans owing to it and its related rights and obligations under this Agreement and/or (2) with the consent of the Borrower, which shall not unreasonably be withheld or delayed, all (but not less than all) of the Revolving Commitment and the Revolving Loans owing to it and its related rights and obligations under this Agreement. Each assignee of the Revolving Commitment and/or Loans shall be a party to this Agreement and, to the extent of the interest assigned, have the rights and obligations of the Lender under this Agreement, to the extent of the interest assigned by the Lender and the Lender shall be released from its obligations under this Agreement to the extent of the interest assigned. In any event, in the case of an assignment covering all of the Lender's rights and obligations under this Agreement, the Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.15 and 9.03 with respect to facts and circumstances occurring prior to the effective date of such assignment. The Borrower shall maintain a register for the recordation of the names and addresses of the Lenders and the commitments of, and principal amounts (and related interest amounts) of the Loans and other amounts owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, absent manifest error, and the Borrower and the Lenders shall treat each person whose name is recorded in the Register as the owner of such Loan or other obligation hereunder as the Lender hereunder for all purposes of this Agreement notwithstanding any notice to the contrary. Any assignment or transfer by the Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale of a participation in such rights and obligations in accordance with paragraph (c) of this Section 8.04.

  (c)
  Participations.    The Lender may at any time, without the consent of, or notice to, the Borrower sell participations to any person (each, a "Participant") in all or a portion of the Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitments and/or the Loans owing to it); provided that (i) the Lender's obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement. The Lender shall maintain a register on which it enters the name and address of each Participant and the principal amounts of each Participant's participation interest in the Loans (or other rights and obligations) held by it (the "Participant Register"). The entries in the Participant Register shall be conclusive, absent manifest error, and the Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation interest as the owner thereof for all purposes notwithstanding any notice to the contrary. In maintaining the Participant Register, the Lender shall be acting as the agent of the Borrower solely for purposes of applicable United States federal income tax law and Treasury regulations promulgated thereunder; provided, however, that the Lender thereby undertakes no duty, responsibility or obligation to the Borrower (without limitation, in no event shall the Lender be a fiduciary of the Borrower for any purpose), except that the Lender shall maintain the Participant Register and, upon request by the Borrower, the Lender shall show the Participant Register to the Borrower.

        Any agreement or instrument pursuant to which the Lender sells such a participation shall provide that the Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that the Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i), (ii) or (iii) of the first proviso to Section 8.02(b) that affects such Participant. Subject to paragraph (d) of this the Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.15 (subject to the requirements of those Sections) to the same extent as if it were the Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 8.08 as though it were the Lender, provided such Participant agrees to be subject to Section 2.14 as though it were the Lender.

  (d)
  Limitations on Participant Rights.    A Participant shall not be entitled to receive any greater payment under Sections 2.12, 2.13 and 2.15 than the Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent.

  (e)
  Certain Pledges.    The Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of the Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release the Lender from any of its obligations hereunder or substitute any such pledgee or assignee for the Lender as a party hereto. The Lender may, without the consent of the Borrower, collaterally assign or pledge all or any portion of its rights under this Agreement, including the Loans and Notes or any other instrument evidencing its rights as the Lender under this Agreement, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued, by the Lender or any Subsidiary thereof, as security for such obligations or securities.

        SECTION 8.05Survival of Agreement.    All covenants, agreements, representations and warranties made by the Borrower in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.12, 2.14, 2.15 and Article VIII (other than Section 8.12) shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

        SECTION 8.06Counterparts; Integration; Effectiveness.    This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Lender and the Borrower. Delivery of an executed counterpart of a signature page of this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

        SECTION 8.07Severability.    Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

        SECTION 8.08Right of Setoff.    If an Event of Default shall have occurred and be continuing, the Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Lender or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to the Lender, irrespective of whether or not the Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured. The rights of the Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that the Lender or its Affiliates may have. The Lender agrees to notify the Borrower promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

        SECTION 8.09Governing Law; Jurisdiction; Consent to Service of Process.

  (a)
  Governing Law.    This Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

  (b)
  Submission to Jurisdiction.    The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

  (c)
  Waiver of Venue.    The Borrower hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Requirements of Law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 8.09(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Requirements of Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

  (d)
  Service of Process.    Each party hereto irrevocably consents to service of process in any action or proceeding arising out of or relating to any Loan Document, in the manner provided for notices (other than telecopier) in Section 8.01. Nothing in this Agreement or any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by applicable Requirements of Law.

        SECTION 8.10Waiver of Jury Trial.    The Borrower hereby waives, to the fullest extent permitted by applicable Requirements of Law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement, any other Loan Document or the transactions contemplated hereby (whether based on contract, tort or any other theory). Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section.

        SECTION 8.11Headings.    Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

        SECTION 8.12USA Patriot Act Notice.    The Lender is subject to the Patriot Act (as hereinafter defined) and the Lender hereby notifies the Borrower that pursuant to the requirements of the Patriot Act it is required to obtain, verify and record information that identifies the Borrower, which information includes the name, address and tax identification number of the Borrower and other information regarding the Borrower that will allow the Lender to identify the Borrower in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act.

        SECTION 8.13Interest Rate Limitation.    Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable Requirements of Law (collectively, the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable Requirements of Law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to the Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by the Lender.

        SECTION 8.14Obligations Absolute.    To the fullest extent permitted by applicable Requirements of Law, all obligations of the Borrower hereunder shall be absolute and unconditional irrespective of:

  (a)
  any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of the Borrower;

  (b)
  any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto against the Borrower;

  (c)
  any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document or any other agreement or instrument relating thereto;

  (d)
  any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Obligations;

  (e)
  any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect hereof or any Loan Document; or

  (f)
  any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Borrower or any surety.

[Signature Pages Follow]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ACTIVISION, INC.

By:	/s/ ROBERT A. KOTICK
Name: Robert A. Kotick
Title: Chief Executive Officer

VIVENDI S.A.

By:	/s/ JEAN-BERNARD LÉVY
Name: Jean-Bernard Lévy
Title: Chairman of the Board and CEO

QuickLinks

  Exhibit 10.1
TABLE OF CONTENTS
CREDIT AGREEMENT
WITNESSETH
ARTICLE I DEFINITIONS
ARTICLE II THE CREDITS
ARTICLE III REPRESENTATIONS AND WARRANTIES
ARTICLE IV CONDITIONS TO CREDIT EXTENSIONS
ARTICLE V AFFIRMATIVE COVENANTS
ARTICLE VI NEGATIVE COVENANTS
ARTICLE VII EVENTS OF DEFAULT
ARTICLE VIII MISCELLANEOUS